                                               Filed Pursuant to Rule 424(b)(5)
                                                     Registration No. 333-97367
PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 26, 2002)

                        8,000,000 Preferred Securities

                           Everest Re Capital Trust

                        7.85% Trust Preferred Securities

                           ($25 liquidation amount)
   Guaranteed to the extent described in this prospectus supplement and the accompanying prospectus by

                      Everest Reinsurance Holdings, Inc.

                                 -------------

   Each of the 7.85% Trust Preferred Securities, referred to in this prospectus supplement as preferred securities, represents an undivided beneficial ownership interest in the assets of Everest Capital Trust. Everest Holdings will be the owner of all of the undivided beneficial ownership interests represented by common securities of Everest Capital Trust.

   A brief description of the preferred securities can be found under "Summary Information -- Q&A" in this prospectus supplement. The preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the preferred securities is expected to begin within 30 days after they are first issued.

    See "Risk Factors" beginning on page S-8 of this prospectus supplement to read about certain factors you should consider before buying the preferred securities.

                                 -------------

   Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                                 -------------

                                                       Per Preferred
                                                         Security       Total
                                                       ------------- ------------
Initial public offering price (1).....................    $25.00     $200,000,000
Underwriting commission to be paid by Everest Holdings      (2)          (2)
Proceeds, before expenses, to Everest Capital Trust...    $25.00     $200,000,000

--------
(1) Plus accrued distributions, if any, from November 14, 2002.
(2) In view of the fact that the proceeds of the sale of the preferred securities will ultimately be used to purchase junior subordinated debt securities of Everest Holdings, the underwriting agreement provides that Everest Holdings will pay as compensation to the underwriters $.7875 per preferred security ($6,300,000 in the aggregate, $7,087,500 in the aggregate if the over-allotment option referred to below is exercised in full).

   Within 30 days from the date of this prospectus the underwriters may also purchase up to an additional 1,000,000 preferred securities at $25 per preferred security plus accrued distributions from November 14, 2002, to cover over-allotments, if any.

   The preferred securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about November 14, 2002.

                          Joint Book-Running Managers

Salomon Smith Barney                                              Morgan Stanley

                                 -------------



Merrill Lynch & Co.
                                    UBS Warburg

                                                            Wachovia Securities
                                 -------------

Bear Stearns & Co., Inc.
                       Deutsche Banc Alex. Brown
                                              Goldman, Sachs & Co.
                                                                Lehman Brothers

                 Prospectus Supplement dated November 8, 2002

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----

                                             Prospectus Supplement

About This Prospectus.....................................................................................  S-1
Cautionary Note Regarding Forward-Looking Statements......................................................  S-1
Summary Information -- Q&A................................................................................  S-2
Risk Factors..............................................................................................  S-8
Use of Proceeds........................................................................................... S-12
Ratio of Earnings to Fixed Charges of Everest Holdings.................................................... S-12
Accounting Treatment...................................................................................... S-12
Capitalization............................................................................................ S-13
Selected Consolidated Financial Data of Everest Holdings.................................................. S-14
Terms of the Preferred Securities......................................................................... S-16
Terms of the Junior Subordinated Debt Securities.......................................................... S-22
United States Federal Income Tax Consequences............................................................. S-29
ERISA Considerations...................................................................................... S-35
Underwriting.............................................................................................. S-37
Experts................................................................................................... S-39
Legal Matters............................................................................................. S-39
Incorporation by Reference................................................................................ S-40

                                                  Prospectus

About This Prospectus.....................................................................................    i
Cautionary Note Regarding Forward-Looking Statements......................................................    1
Everest Re Group, Ltd.....................................................................................    1
Everest Reinsurance Holdings, Inc.........................................................................    2
Everest Re Capital Trust..................................................................................    2
Risk Factors..............................................................................................    3
Use of Proceeds...........................................................................................   10
Ratio of Earnings to Fixed Charges........................................................................   10
Accounting Treatment......................................................................................   10
Description of our Capital Stock..........................................................................   10
Description of the Debt Securities........................................................................   14
Description of the Warrants...............................................................................   26
Description of the Share Purchase Contracts and the Share Purchase Units..................................   28
Description of the Trust Preferred Securities.............................................................   28
Description of the Trust Preferred Securities Guarantee...................................................   35
Relationship of the Trust Preferred Securities, the Preferred Securities Guarantee and the Debt Securities
  Held by Everest Capital Trust...........................................................................   38
Plan of Distribution......................................................................................   38
Experts...................................................................................................   40
Legal Matters.............................................................................................   40
Enforcement of Civil Liabilities..........................................................................   41
Where You Can Find More Information.......................................................................   41

                             ABOUT THIS PROSPECTUS

   This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offering of the preferred securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the offering of the preferred securities.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. "Incorporated by reference" means that Everest Holdings and Everest Capital Trust can disclose important information to you by referring you to another document filed separately with the SEC. Neither Everest Holdings nor Everest Capital Trust has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Everest Holdings nor Everest Capital Trust is making, nor will they make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is current only as of the dates on their covers. Everest Holdings' business, financial condition, results of operations and prospects may have changed since that date.

   Unless the context otherwise requires, references in this prospectus supplement to "Everest Group" refer to Everest Re Group, Ltd. and its subsidiaries, collectively. References to "Everest Holdings" refer to Everest Reinsurance Holdings, Inc. and its subsidiaries, collectively. References to "Everest Capital Trust" refer to Everest Re Capital Trust, a Delaware statutory trust. References to "Everest Bermuda" refer to Everest Reinsurance (Bermuda), Ltd. References to "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus supplement and the information incorporated by reference in this prospectus supplement may contain forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, you can identify these statements by the use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential," and "intend." You should be aware that these statements and any other forward-looking statements in these documents only reflect expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from expectations. Important factors that could cause actual results to be materially different from expectations include those discussed under the captions "Risk Factors" on page S-8 of this prospectus supplement and on page 3 of the accompanying prospectus. Neither Everest Holdings nor Everest Capital Trust undertakes any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

   CERTAIN PERSONS PARTICIPATING IN THE OFFERING MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING MADE HEREBY.

                          SUMMARY INFORMATION -- Q&A

   The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the preferred securities, the junior subordinated debt securities and the preferred securities guarantee. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the preferred securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section in this prospectus supplement to determine whether an investment in the preferred securities is appropriate for you.

What are the preferred securities?

   Each preferred security represents an undivided beneficial interest in the assets of Everest Capital Trust. Each preferred security will entitle the holder to receive quarterly cash distributions as described in this prospectus supplement. The underwriters are offering preferred securities at a price of $25 for each preferred security.

   Everest Holdings will own all of the common securities issued by Everest Capital Trust and Everest Holdings will guarantee the preferred securities issued by Everest Capital Trust to the extent described in this prospectus supplement and the accompanying prospectus.

Who is Everest Holdings?

   Everest Holdings' principal business, conducted through its operating subsidiaries, is the underwriting of reinsurance and insurance in the United States and international markets. Reinsurance is a form of insurance purchased by an insurance company to indemnify it for all or part of the loss that it may sustain under insurance contracts it has written. Insurance companies purchasing reinsurance are often referred to as ceding companies or reinsureds. Everest Holdings underwrites reinsurance both through brokers and directly with ceding companies, giving it the flexibility to pursue business regardless of the ceding company's preferred reinsurance purchasing method.

   Everest Holdings was established in 1993 in Delaware to serve as the parent holding company of Everest Reinsurance Company, referred to in this prospectus supplement as Everest Re. Until October 6, 1995, Everest Holdings was an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America, referred to in this prospectus supplement as The Prudential. On October 6, 1995, The Prudential sold its entire interest in Everest Holdings' shares of common stock in an initial public offering. Effective February 24, 2000, Everest Holdings completed a restructuring pursuant to which Everest Holdings became the wholly-owned subsidiary of Everest Group, and each outstanding share of common stock of Everest Holdings automatically converted into one common share of Everest Group. Everest Holdings continues to act as the holding company for the subsidiaries of Everest Group in the United States and Canada. Everest Holdings' significant operating subsidiaries are:

   . Everest Reinsurance Company, a Delaware insurance company, underwrites property and casualty reinsurance for insurance and reinsurance companies in the United States and international markets.

   . Everest National Insurance Company, an Arizona insurance company, writes property and casualty insurance in the United States.

   . Everest Indemnity Insurance Company, a Delaware insurance company, engages in the excess and surplus lines insurance business in the United States. Excess and surplus lines insurance is specialty property and liability coverage that an insurer not licensed to write insurance in a particular state is permitted to provide when the specific specialty coverage is unavailable from licensed insurers.

   . Mt. McKinley Insurance Company, formerly known as Gibraltar Casualty Company, a Delaware insurance company, engaged in the excess and surplus lines insurance business in the United States from 1978 to 1985. In 1985, it ceased writing new and renewal insurance, and now its ongoing operations relate to servicing claims arising from its previously written business.

   . Everest Security Insurance Company, a Georgia insurance company, writes property and casualty insurance in Georgia.

   Everest Holdings' principal executive offices are located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830, and its telephone number is (908) 604-3000.

Who is Everest Group?

   Everest Group was established in 1999 as a Bermuda company to serve as the parent holding company of Everest Holdings. Everest Group's principal business is the underwriting of reinsurance and insurance in the United States and international markets through Everest Holdings' operating subsidiaries and through Everest Group's subsidiary, Everest Bermuda. Everest Bermuda is a Bermuda insurance company that writes property and casualty business and life and annuity business from its offices in Bermuda. All of Everest Group's insurance company subsidiaries, except Mt. McKinley Insurance Company, are rated A+ ("Superior") by A.M. Best Company, an independent insurance industry rating organization that rates insurance companies on factors of concern to policyholders.

   Everest Group is not issuing or guaranteeing the preferred securities or the junior subordinated debt securities described in this prospectus supplement and will not have any liability for any of the securities described in this prospectus supplement.

   Everest Group's principal executive offices are located at c/o ABG Financial & Management Services Inc., Parker House, Wildey Business Park, Wildey Road, St. Michael, Barbados, and its telephone number is (246) 228-7398.

Who is Everest Capital Trust?

   Everest Re Capital Trust is a Delaware statutory trust. Everest Capital Trust exists solely to:

   . issue and sell its preferred securities, representing undivided beneficial interests in the assets of Everest Capital Trust, to the public;

   . issue and sell its common securities, representing undivided beneficial interests in the assets of Everest Capital Trust, to Everest Holdings;

   . use the proceeds from the sale of its preferred and common securities to purchase a series of Everest Holdings' junior subordinated debt securities with the same financial terms as the preferred securities;

   . distribute the cash payments it receives from the junior subordinated debt securities it owns to the holders of the preferred and common securities; and

   . engage in other activities that are necessary or incidental to these purposes.

   Everest Holdings will purchase all of the common securities of Everest Capital Trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of Everest Capital Trust's total capitalization. The preferred securities will represent the remaining 97% of Everest Capital Trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Everest Holdings defaults on the junior subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate in priority of payment to these amounts payable on the preferred securities.

   The preferred securities will be guaranteed by Everest Holdings as described in this prospectus supplement and the accompanying prospectus.

   Everest Holdings has appointed five trustees to conduct Everest Capital Trust's activities and affairs:

   .   JPMorgan Chase Bank, as property trustee;

   .   Chase Manhattan Bank USA, National Association, as Delaware trustee; and

   .   Three officers of Everest Holdings, as administrative trustees.

   Except under specified limited circumstances, only Everest Holdings can remove or replace the trustees. In addition, Everest Holdings can increase or decrease the number of trustees.

   The duties and obligations of each trustee are contained in the trust agreement governing the preferred securities, referred to in this prospectus supplement as the trust agreement. The trust agreement is described in this prospectus supplement and the accompanying prospectus. Pursuant to the trust agreement, the property trustee must hold the junior subordinated debt securities in trust for the benefit of the holders of the preferred securities and the common securities and has the power to exercise all rights, powers and privileges under the junior subordinated indenture as the holder of the junior subordinated debt securities.

   Everest Holdings will pay all fees and expenses related to Everest Capital Trust and the offering of the preferred securities and will pay all ongoing costs and expenses of Everest Capital Trust, except Everest Capital Trust's obligations under the preferred and common securities.

   Everest Capital Trust does not have separate financial statements. The statements would not be material to holders of the preferred securities because Everest Capital Trust will not have any independent operations and exists solely for the reasons summarized above. Everest Holdings files consolidated financial information regarding Everest Capital Trust.

   Everest Capital Trust's principal executive offices are located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830, and its telephone number is (908) 604-3000.

When will you receive quarterly distributions?

   You will be entitled to receive cumulative cash distributions at an annual rate of 7.85% of the liquidation amount of $25 per preferred security. Distributions will accrue from the date Everest Capital Trust issues the preferred securities and will be paid quarterly in arrears on the 15th day of February, May, August and November of each year, beginning February 15, 2003.

When can payment of your distributions be deferred?

   The ability of Everest Capital Trust to pay distributions on the preferred securities is solely dependent on the receipt of interest payments from Everest Holdings on the junior subordinated debt securities. Everest Holdings may, at any time and from time to time, so long as Everest Holdings is not in default with respect to the terms of the junior subordinated debt securities, defer the interest payments due on the junior subordinated debt securities for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debt securities. These deferred interest payments will accumulate at the rate of 7.85% per year compounded quarterly. Once Everest Holdings makes all interest payments on the junior subordinated debt securities, it can again postpone interest payments on the junior subordinated debt securities.

   If Everest Holdings defers interest payments on the junior subordinated debt securities, the corresponding quarterly distributions on the preferred securities will be deferred by Everest Capital Trust but will continue to accumulate and will accrue interest at the rate of 7.85% per year compounded quarterly until the end of the deferral period.

   During any period in which Everest Holdings defers any interest payment on the junior subordinated debt securities or is in default under the terms of the junior subordinated debt securities or the guarantee, neither it nor its subsidiaries will be permitted to:

   . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of, Everest Holdings' capital stock;

   . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Everest Holdings, including other junior subordinated debt securities, that rank equally with or junior in interest to the junior subordinated debt securities; or

   . make any guarantee payments with respect to any guarantee by Everest Holdings of the debt securities of any subsidiary of Everest Holdings if that guarantee ranks equally with or junior in interest to the junior subordinated debt securities.

   In addition, during any period in which Everest Holdings has elected to defer interest payments on the junior subordinated debt securities, neither Everest Group nor its subsidiaries may declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Everest Group's capital stock.

   There are limited exceptions to these restrictions that are described in this prospectus supplement under the headings "Terms of the Junior Subordinated Debt Securities -- Option to Extend Interest Payment Period" and
"-- Restrictions on Specified Payments."

   If Everest Holdings defers interest payments on the junior subordinated debt securities, and distributions on the preferred securities are consequently deferred, you will be required to accrue interest income for U.S. federal income tax purposes prior to receiving any corresponding distribution with respect to the deferred distributions on the preferred securities. See "Risk Factors -- Everest Holdings' ability to defer distributions has tax consequences for you and may affect the trading price of the preferred securities" and "United States Federal Income Tax Consequences."

When can Everest Capital Trust redeem the preferred securities?

   Everest Capital Trust will redeem all of the outstanding preferred securities when the junior subordinated debt securities are paid at maturity on November 15, 2032. In addition, if Everest Holdings redeems any junior subordinated debt securities before their maturity, Everest Capital Trust will use the cash it receives from the redemption of the junior subordinated debt securities to redeem, on a proportionate basis, preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities redeemed.

   Everest Holdings can redeem the junior subordinated debt securities before their maturity at 100% of their principal amount plus accrued interest as of the date of redemption:

   . in whole or in part, on one or more occasions at any time on or after November 14, 2007; and

   . at any time, in whole, but not in part, within 90 days of the occurrence and continuation of specified changes in tax or regulatory law, referred to in this prospectus supplement as a tax event and an investment company event, respectively.

What is the nature of the guarantee by Everest Holdings?

   Everest Holdings has irrevocably and unconditionally guaranteed, on a subordinated basis:

   . the payment in full of distributions on the preferred securities to the extent Everest Capital Trust has available funds for distribution;

   . the redemption price of the preferred securities called for redemption by Everest Capital Trust upon an optional redemption or a redemption due to the occurrence of a tax event or an investment company event to the extent Everest Capital Trust has available funds for distribution; and

   . upon a liquidation of Everest Capital Trust, unless junior subordinated debt securities are distributed to holders of the preferred securities, the lesser of (1) the liquidation amount of, and accumulated distributions on, the preferred securities to the extent Everest Capital Trust has available funds for distribution and (2) the amount of assets of Everest Capital Trust available for distribution to holders of preferred securities after satisfaction of liabilities to creditors.

   If Everest Holdings does not make a required payment on the junior subordinated debt securities, Everest Capital Trust will not have sufficient funds to make the related payment on the preferred securities. The guarantee does not cover payments on the preferred securities when Everest Capital Trust does not have sufficient funds to make these payments. If Everest Holdings does not pay any amounts on the junior subordinated debt securities when due, you will have to rely on the enforcement by the property trustee of the trustee's rights as registered holder of the junior subordinated debt securities, or proceed directly against Everest Holdings for payment of any amounts due on the preferred securities. Everest Holdings' obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of Everest Holdings' secured and senior debt, and rank on parity with all other similar guarantees issued by Everest Holdings.

When could the junior subordinated debt securities be distributed to you?

   Everest Holdings, as the depositor of Everest Capital Trust, has the right to dissolve Everest Capital Trust at any time. If Everest Holdings exercises this right to dissolve Everest Capital Trust, the trust, after satisfying any creditors it has, will be liquidated by distribution of the junior subordinated debt securities to holders of the preferred securities and the common securities issued by the trust. If Everest Capital Trust distributes the junior subordinated debt securities, Everest Holdings will use its best efforts to list the junior subordinated debt securities on the New York Stock Exchange or any other exchange or quotation system on which the preferred securities are then listed.

What happens if Everest Capital Trust is dissolved and the junior subordinated debt securities are not distributed?

   Everest Capital Trust may also be dissolved in circumstances where the junior subordinated debt securities will not be distributed to you. In that event, after satisfying any of its creditors, Everest Capital Trust will be obligated to pay in cash the liquidation amount of $25 for each preferred security plus accumulated distributions to the date the payment is made. Everest Capital Trust will be able to make this liquidation distribution only if the junior subordinated debt securities are paid or redeemed by Everest Holdings.

What voting rights will the preferred securities have?

   Generally, you will have no voting rights with respect to the preferred securities, as described in detail under the heading "Terms of the Preferred Securities -- Voting Rights" in this prospectus supplement and under the headings "Description of the Trust Preferred Securities -- Voting Rights" and "Description of the Trust Preferred Securities Guarantee -- Amendments and Assignment" in the accompanying prospectus, except in cases in which the trustees of Everest Capital Trust propose any action which materially and adversely affects the powers, preferences or special rights of the preferred securities, whether by amending the trust agreement, the guarantee agreement or otherwise. You also will have the right to vote on the exercise of the property trustee's rights as holder of the junior subordinated debt securities and on waivers of defaults under the indenture governing the junior subordinated debt securities, referred to in this prospectus supplement as the junior subordinated indenture.

Will the preferred securities be listed on a stock exchange?

   The preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the preferred securities is expected to commence within 30 days after they are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that a liquid trading market will be available for the preferred securities or that you will be able to sell your preferred securities at the price you paid for them.

In what form will the preferred securities be issued?

   The preferred securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of The Depository Trust Company, New York, New York, referred to in this prospectus supplement as DTC, or its nominee. This means that you will not receive a certificate for your preferred securities. Instead, you will hold your interest in your preferred securities through DTC's book-entry-only system. Everest Capital Trust expects that the preferred securities offered under this prospectus supplement will be ready for delivery through DTC on or about November 14, 2002.

                                 RISK FACTORS

   You should carefully consider the following risk factors regarding the preferred securities, in addition to the other information in this prospectus supplement and the accompanying prospectus, before you purchase any preferred securities.

   Your investment in the preferred securities is also an investment in the junior subordinated debt securities.

   Because Everest Capital Trust will rely on the payments it receives on the junior subordinated debt securities to fund all payments on the preferred securities, and because Everest Capital Trust may distribute the junior subordinated debt securities in exchange for the preferred securities, you are making an investment decision with respect to the junior subordinated debt securities, as well as the preferred securities. As a result, you also should carefully review the information in this prospectus supplement and the accompanying prospectus about the junior subordinated debt securities.

   Everest Holdings' obligations under the junior subordinated debt securities are unsecured and subordinated in right of payment to all of Everest Holdings' secured and senior debt.

   The junior subordinated debt securities are unsecured obligations of Everest Holdings, subordinated in right of payment to the prior payment in full of all secured and senior indebtedness of Everest Holdings. As a result, in the event of the bankruptcy, liquidation or reorganization of Everest Holdings, or upon acceleration of the junior subordinated debt securities due to an event of default, Everest Holdings' assets will be available to pay its obligations on the junior subordinated debt securities only after all secured and senior indebtedness has been paid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the junior subordinated debt securities then outstanding. As of September 30, 2002, Everest Holdings had no secured indebtedness outstanding and approximately $573.9 million of unsecured senior indebtedness outstanding, which ranks senior in priority to the junior subordinated debt securities and which does not include indebtedness of its subsidiaries.

   Everest Holdings' obligations under the junior subordinated debt securities are effectively subordinated to all of the indebtedness and other liabilities of Everest Holdings' subsidiaries.

   Everest Holdings is a holding company that conducts substantially all of its business through its subsidiaries. The junior subordinated debt securities are effectively subordinated to the indebtedness and other liabilities of Everest Holdings' subsidiaries. As a result, in the event of the bankruptcy, liquidation or reorganization of Everest Holdings, or upon acceleration of the junior subordinated debt securities due to an event of default, assets of Everest Holdings' subsidiaries will be available to pay obligations under the junior subordinated debt securities only after all creditors of the subsidiaries have been paid in full. Accordingly, holders of the junior subordinated debt securities should look only to the assets of Everest Holdings for payments on the junior subordinated debt securities. As of September 30, 2002, Everest Holdings' subsidiaries had approximately $6.0 billion of indebtedness and other liabilities outstanding, including insurance reserves.

   Everest Holdings may incur additional indebtedness that could limit the amount of funds available to make payments on the junior subordinated debt securities.

   Neither the junior subordinated indenture nor the trust agreement prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by Everest Holdings or its subsidiaries. Any additional indebtedness or liabilities so incurred would reduce the amount of funds Everest Holdings would have available to pay its obligations under the junior subordinated debt securities.

   Everest Holdings is a holding company that relies on payments from its subsidiaries to make payments under the junior subordinated debt securities.

   Everest Holdings is a holding company that has no significant operations or assets other than its ownership of the capital stock of Everest Re. Dividends and other permitted payments from Everest Re are expected to be the sole source of funds to meet the financial obligations of Everest Holdings and to make payments under the junior subordinated debt securities. The payment of dividends by Everest Re to Everest Holdings is limited by the Delaware Insurance Code and the Delaware General Corporation Law. Accordingly, Everest Re may not be able to pay dividends to Everest Holdings in the future, which would prevent Everest Holdings from making payments on the junior subordinated debt securities.

   Everest Group, which owns Everest Holdings, is not issuing or guaranteeing the preferred securities or the junior subordinated debt securities described in this prospectus supplement and will not have any liability for any of the securities described in this prospectus supplement.

   If Everest Holdings does not make payments on the junior subordinated debt securities, Everest Capital Trust will not be able to pay distributions on the preferred securities and you will not be able to rely on the guarantee.

   The ability of Everest Capital Trust to pay distributions on the preferred securities and pay the redemption price or liquidation amount of the preferred securities depends solely upon Everest Holdings making the related payments on the junior subordinated debt securities when due. If Everest Holdings defaults on its obligations under the junior subordinated debt securities, Everest Capital Trust will not have sufficient funds to pay distributions on, or the redemption or liquidation amounts due with respect to, the preferred securities. In that case, you will not be able to rely upon the preferred securities guarantee for payment of these amounts because the guarantee only applies if Everest Capital Trust has funds available to make the payments due. Instead, you or the property trustee will have to bring a legal action against Everest Holdings to enforce the property trustee's rights under the junior subordinated indenture. Furthermore, Everest Holdings' obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of Everest Holdings' secured and senior debt, and rank on parity with all other similar guarantees issued by Everest Holdings. The junior subordinated indenture provides that if an event occurs that is or would become an event of default with respect to the junior subordinated debt securities, and the indenture trustee knows of the event, the indenture trustee must give holders of the junior subordinated debt securities notice within 90 days, unless the default has been cured or waived. However, except in the case of a payment default on the junior subordinated debt securities, the indenture trustee will be protected in withholding the notice if the board of directors of Everest Holdings or the responsible officers of the indenture trustee determine in good faith that withholding of the notice is in the interest of the holders of the junior subordinated debt securities.

   You have limited rights to enforce Everest Holdings' obligations under the trust agreement and the junior subordinated debt securities.

   If an event of default occurs under the junior subordinated indenture, the event will also be an event of default under the trust agreement. These events of default are limited to payment defaults, breach of covenants and events of bankruptcy, insolvency and reorganization of Everest Holdings. The holders of 33% in aggregate liquidation amount of the outstanding preferred securities may accelerate payment of the principal and accrued and unpaid interest on the junior subordinated debt securities only upon the occurrence and continuation of an event of default under the junior subordinated indenture, and only if the indenture trustee or the holders of 33% in principal amount of the junior subordinated debt securities fail to so accelerate. In addition, if Everest Holdings fails to pay interest or principal on the junior subordinated debt securities when due, and the failure to pay is continuing, you may directly institute a proceeding against Everest Holdings for enforcement of payment of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the aggregate stated liquidation amount of your preferred securities.

   You have limited voting rights and generally are not entitled to vote on the appointment, removal or replacement of the property trustee or the Delaware trustee.

   Generally, you will have no voting rights with respect to the preferred securities. You will have the right to vote on any action that materially and adversely affects the power, preferences, or special rights of the preferred securities in any material respects, on the exercise of the property trustee's rights as holder of the junior subordinated debt securities and on waivers of defaults under the junior subordinated indenture. Except under limited circumstances, only Everest Holdings can elect and remove trustees. Additionally, Everest Holdings, the property trustee and the Delaware trustee can amend the trust agreement, without the consent of the holders of the preferred securities, to ensure that the junior subordinated debt securities will be treated as indebtedness for U.S. federal income tax purposes or to ensure that Everest Capital Trust will not be required to register as an investment company, in each case to the extent that the action does not adversely affect the interests of holders of preferred securities in any material respect. However, no amendment to the trust agreement may be made if the amendment would cause Everest Capital Trust to be taxable as a corporation or classified as anything other than a grantor trust for U.S. federal income tax purposes or to be treated as an investment company.

   An active trading market for the preferred securities may not develop and may not afford sufficient liquidity to allow timely disposition of the preferred securities.

   The preferred securities constitute a new issue of securities with no established trading market. The preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the preferred securities is expected to commence within 30 days after they are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that an active trading market will be available for the preferred securities. A lack of liquidity in the trading of the preferred securities could prevent you from selling the preferred securities in the amount and at the time you desire. Additionally, an illiquid trading market for the preferred securities could result in trading prices that are substantially below the value of the principal of and the accrued but unpaid distributions on the preferred securities.

   The preferred securities may be redeemed prior to maturity; you may be taxed on the proceeds and you may not be able to reinvest the proceeds at the same or a higher rate of return.

   The junior subordinated debt securities may be redeemed in whole or in part on one or more occasions at any time on or after November 14, 2007, or at any time, in whole, but not in part, within 90 days of the occurrence and continuation of specified events relating to changes in tax or regulatory law described in this prospectus supplement. If redeemed on or after November 14, 2007, or upon the occurrence of a tax event or an investment company event, the redemption price for the junior subordinated debt securities would be equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest on the junior subordinated debt securities. Upon redemption, Everest Capital Trust must use the redemption price it receives to redeem on a proportionate basis preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities redeemed.

   The redemption of the preferred securities would be a taxable event to you for U.S. federal income tax purposes. In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the preferred securities.

   Everest Holdings' ability to defer distributions has tax consequences for you and may affect the trading price of the preferred securities.

   So long as no event of default under the junior subordinated indenture has occurred and is continuing, Everest Holdings can, on one or more occasions, defer interest payments on the junior subordinated debt securities for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debt securities. Because interest payments on the junior subordinated debt securities fund the distributions on the preferred securities, any deferral of interest payments on the junior subordinated debt securities will result in a corresponding deferral of distributions on the preferred securities. At the end of any extension period, Everest Holdings must pay all of the accrued interest on the junior subordinated debt securities and must also pay interest on the deferred interest payments.

   If Everest Holdings defers interest payments on the junior subordinated debt securities, you will be required to accrue interest income for U.S. federal income tax purposes in respect of your proportionate share of the junior subordinated debt securities held by Everest Capital Trust even if you normally report income only when received. As a result, you may be required to include the accrued interest in your gross income for U.S. federal income tax purposes prior to your receiving any cash distribution.

   Everest Holdings does not currently intend to defer interest payments on the junior subordinated debt securities. However, if it does so in the future, the preferred securities may trade at prices that do not fully reflect the value of the accrued but unpaid distributions. During an extension period, if you sell any preferred securities, you may not receive the same return on your investment as someone who continues to hold the preferred securities. Furthermore, if you sell your preferred securities before the record date for the first distribution after an extension period, you may never receive the cash related to the accrued interest that you reported for tax purposes. In addition, Everest Holdings' right to defer interest payments on the junior subordinated debt securities could mean that the market price for the preferred securities may be more volatile than that of other securities without interest deferral rights.

   A distribution of the junior subordinated debt securities in exchange for the preferred securities could have an adverse effect on the holders of preferred securities.

   Everest Holdings has the right at any time to dissolve Everest Capital Trust and cause the pro rata distribution of the junior subordinated debt securities, after payment of all of the trust's debts, if any, in exchange for the preferred securities. There can be no assurance as to the market prices for the junior subordinated debt securities that may be distributed upon a liquidation of the trust. As a result, the junior subordinated debt securities that you may receive upon liquidation of the trust may trade at a discount to the price that you paid to purchase the preferred securities.

   Under current U.S. federal income tax law, the distribution of the junior subordinated debt securities upon dissolution of Everest Capital Trust would not be a taxable event to you. However, if the trust becomes subject to U.S. federal income tax with respect to income received or accrued on the junior subordinated debt securities, a distribution of the junior subordinated debt securities by the trust could be a taxable event to you.

   In the event of this type of distribution, Everest Holdings has agreed to use its best efforts to list the junior subordinated debt securities on the New York Stock Exchange or any other exchange or quotation system on which the preferred securities are then listed. However, Everest Holdings cannot assure you that the New York Stock Exchange will approve the junior subordinated debt securities for listing or that a trading market will exist for the junior subordinated debt securities.

   Everest Holdings has no current intention to dissolve Everest Capital Trust and cause the distribution of the junior subordinated debt securities.

   If you sell preferred securities between record dates for distributions, you may incur an adverse tax effect.

   If you dispose of preferred securities between record dates for payments of distributions, you will not receive a distribution for the period prior to the disposition. Nevertheless, you will be required to include accrued but unpaid distributions through the date of disposition as ordinary income. In addition, the amount of the accrued but unpaid distribution will be subtracted from the proceeds of the disposed preferred securities. Because the preferred securities may trade at prices that do not fully reflect the value of accrued but unpaid distributions, if you sell preferred securities between record dates for distributions, you may recognize a capital loss for tax purposes as a result of subtracting from the proceeds of the preferred securities the amount of the accrued but unpaid distributions. This capital loss may not be available to offset the ordinary income recognized as a result of the accrued but unpaid distributions because, subject to limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

                                USE OF PROCEEDS

   Everest Capital Trust intends to use the proceeds from the sale of the preferred securities in this offering to purchase a corresponding series of junior subordinated debt securities issued by Everest Holdings. Everest Holdings intends to use the net proceeds from its sale of those junior subordinated debt securities, estimated to be $193,350,000 million after deducting the underwriting commission and estimated offering expenses ($217,562,500 million if the underwriters' over-allotment option is exercised in full), for general corporate purposes, including capital contributions to its operating subsidiaries.

            RATIO OF EARNINGS TO FIXED CHARGES OF EVEREST HOLDINGS

   The following table sets forth the ratio of earnings to fixed charges of Everest Holdings for each of the periods indicated:

                                         Nine Months
                                         Ended September 30,  Years Ended December 31,
                                         ------------------- --------------------------
                                         2002      2001      2001 2000 1999 1998  1997
                                         ----      ----      ---- ---- ---- ----- -----
   Ratio of Earnings to Fixed Charges(1) 4.9       1.2       1.6  6.0  73.4 121.2 127.9

--------
(1) For purposes of determining this ratio, "earnings" consist of consolidated net income before federal income taxes plus fixed charges. "Fixed charges" consist of interest expense on senior notes and revolving credit agreement and that portion of operating leases that are representative of the interest factor.

                             ACCOUNTING TREATMENT

   Everest Capital Trust will be treated as a subsidiary of Everest Holdings for financial reporting purposes. Accordingly, Everest Capital Trust's financial statements will be included in the consolidated financial statements of Everest Holdings. The preferred securities will be presented as a separate line item under total liabilities in the consolidated statements of financial condition of Everest Holdings under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debt Securities of the Company" and appropriate disclosures about the preferred securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, Everest Holdings will record distributions payable on the preferred securities as a component of interest expense in the consolidated statements of operations of Everest Holdings.

   In its future financial reports, Everest Holdings will: (1) present the preferred securities on its consolidated financial statements of financial condition as a separate line item entitled "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debt Securities of the Company" and (2) include in a footnote to the financial statements disclosure that the sole assets of Everest Capital Trust are the junior subordinated debt securities specifying the principal amount, interest rate and maturity date of the junior subordinated debt securities held.

                                CAPITALIZATION

   The following table sets forth the consolidated capitalization of Everest Holdings as of September 30, 2002 on an actual and as adjusted basis. The "Actual" column reflects Everest Holdings' capitalization as of September 30, 2002 on a historical basis. The "As Adjusted" column reflects the issuance of the preferred securities contemplated by this prospectus supplement (assuming no exercise of the underwriters' over-allotment option) and the application of the net proceeds from this offering as described under the heading "Use of Proceeds." The following data should be read in conjunction with the consolidated financial statements of Everest Holdings and accompanying notes, which are incorporated herein by reference.

                                                                                       September 30, 2002
                                                                                      --------------------
                                                                                       Actual  As Adjusted
                                                                                      -------- -----------
                                                                                         (in millions)
Total debt less current portion:
8.5% Senior notes due 3/15/2005...................................................... $  249.8  $  249.8
8.75% Senior notes due 3/15/2010.....................................................    199.1     199.1
Revolving credit agreement borrowings................................................    125.0     125.0
                                                                                      --------  --------
Total debt (less current portion)....................................................    573.9     573.9
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts
  holding solely junior subordinated debt securities(1)..............................       --     200.0
                                                                                      --------  --------
Total debt (less current portion) and minority interests.............................    573.9     773.9
                                                                                      --------  --------
Stockholder's Equity:
Common stock, par value: $0.01; 200 million shares authorized; 1,000 shares issued in
  2002...............................................................................       --        --
Additional paid-in capital...........................................................    259.4     259.4
Accumulated other comprehensive income, net of deferred income taxes of $72.8 million
  in 2002............................................................................    135.3     135.3
Retained earnings....................................................................    880.3     880.3
                                                                                      --------  --------
Total stockholder's equity...........................................................  1,275.1   1,275.1
                                                                                      --------  --------
Total capitalization................................................................. $1,849.0  $2,049.0
                                                                                      ========  ========

--------
(1) As described in this prospectus supplement, the sole assets of the trust issuing the preferred securities offered hereby will be the 7.85% junior subordinated debt securities issued by Everest Holdings to Everest Capital Trust. The junior subordinated debt securities will mature on November 15, 2032. Everest Holdings owns all the common securities of Everest Capital Trust.

           SELECTED CONSOLIDATED FINANCIAL DATA OF EVEREST HOLDINGS

   The following selected consolidated financial data of Everest Holdings as of and for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 were derived from the consolidated financial statements of Everest Holdings, which were audited by PricewaterhouseCoopers LLP. The selected consolidated financial data of Everest Holdings as of and for the nine months ended September 30, 2002 and 2001 are derived from unaudited financial statements of Everest Holdings, which, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair statement of the data. The results of operations for any interim period may not be indicative of results of operations for the full year. The following financial data should be read in conjunction with the consolidated financial statements of Everest Holdings and accompanying notes, which are incorporated herein by reference.

                               Nine Months Ended
                                 September 30,
                                  (unaudited)                 Years Ended December 31,
                              ------------------  ------------------------------------------------
                                2002      2001      2001      2000      1999      1998      1997
                              --------  --------  --------  --------  --------  --------  --------
                                                      (Dollars in millions)
Operating data:
Gross premiums written....... $1,911.1  $1,386.1  $1,849.8  $1,374.0  $1,141.8  $1,045.9  $1,075.0
Net premiums written.........  1,557.0   1,165.0   1,416.9   1,207.3   1,095.6   1,016.6   1,031.1
Net premiums earned..........  1,366.1   1,060.4   1,333.5   1,162.6   1,071.5   1,068.0   1,049.8
Net investment income........    194.7     201.4     265.9     271.4     253.0     244.9     228.5
Net realized capital (losses)
  gains(1)...................    (45.9)     (1.7)    (15.7)      0.3     (16.8)     (0.8)     15.9
Total revenue................  1,509.6   1,260.0   1,603.2   1,437.6   1,306.7   1,315.2   1,299.2
Losses and LAE incurred
  (including catastrophes)...    967.0     889.5   1,079.2     878.2     771.6     778.4     765.4
 Total catastrophe losses(2).     11.9     222.1     222.6      13.9      45.9      30.6       8.6
Commission, brokerage, taxes
  and fees...................    333.1     288.1     393.6     267.4     286.0     274.6     274.8
Other underwriting expenses..     46.0      40.9      55.3      50.3      48.3      49.6      51.7
Interest expense.............     31.9      35.3      46.0      39.4       1.5        --        --
Non-recurring restructure
  expenses...................       --        --        --        --       2.8        --        --
Total expenses(3)............  1,378.0   1,253.8   1,574.2   1,235.3   1,110.1   1,102.5   1,091.9
Income before taxes(3).......    131.7       6.2      29.1     202.3     196.6     212.7     207.3
Income tax expense (benefit).     28.0     (14.1)     (9.2)     43.8      38.5      47.5      52.3
Net income(3)................ $  103.7  $   20.3  $   38.3  $  158.5  $  158.1  $  165.2  $  155.0
                              ========  ========  ========  ========  ========  ========  ========
Certain GAAP financial
  ratios:(4)
Loss and LAE ratio...........    70.8 %    83.9 %    80.9 %    75.5 %    72.0 %    72.9 %     72.9%
Underwriting expense ratio...     27.7      31.0      33.7      27.3      31.5      30.3      31.1
                              --------  --------  --------  --------  --------  --------  --------
Combined ratio...............    98.5 %   114.9 %   114.6 %   102.8 %   103.5 %   103.2 %    104.0%
                              ========  ========  ========  ========  ========  ========  ========
Balance sheet data (at end of
  period):
Total investments and cash... $4,871.3  $4,409.6  $4,469.8  $4,284.8  $4,139.2  $4,325.8  $4,163.3
Total assets.................  7,806.0   6,785.9   7,012.4   6,263.3   5,704.3   5,996.7   5,538.0
Loss and LAE reserves........  4,531.1   4,135.1   4,274.3   3,785.7   3,647.0   3,800.0   3,437.8
Total liabilities............  6,530.9   5,666.6   5,901.0   5,212.8   4,376.8   4,517.5   4,230.5
Stockholder's equity(5)......  1,275.1   1,119.3   1,111.4   1,050.5   1,327.5   1,479.2   1,307.5

--------
(1) After-tax operating income, before after-tax net realized capital gains or losses, was $133.5 million, $21.2 million, $48.5 million, $158.5 million, $169.0 million, $165.7 million and $144.6 million for the periods ended September 30, 2002 and 2001 and the years ended December 31, 2001, 2000, 1999, 1998 and 1997, respectively.

(2) Catastrophe losses are net of reinsurance. A catastrophe is defined, for purposes of the selected consolidated financial data, as an event that causes a pre-tax loss on property exposures before reinsurance of at least $5.0 million and has an event date of January 1, 1988 or later.
(3) Some amounts may not reconcile due to rounding.
(4) Loss ratio is the losses and LAE incurred as a percentage of net premiums earned. Underwriting expense ratio is the commissions, brokerage, taxes, fees and general expenses as a percentage of net premiums earned. Combined ratio is the sum of the loss ratio and underwriting expense ratio.
(5) Excluding net unrealized appreciation (depreciation) of investments, stockholder's equity was $1,128.7 million, $1,006.8 million, $1,022.9 million, $985.3 million, $1,337.2 million, $1,281.6 million and $1,147.1 million as of September 30, 2002 and 2001 and December 31, 2001, 2000, 1999, 1998 and 1997, respectively.

                       TERMS OF THE PREFERRED SECURITIES

   This summary of the material terms and provisions of the preferred securities supplements the description of the terms and provisions of the preferred securities set forth in the accompanying prospectus under the heading "Description of the Trust Preferred Securities," to which description reference is made. This summary does not purport to be complete and is qualified in its entirety by reference to the trust agreement, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.

   The trust agreement qualifies as an indenture under the Trust Indenture Act. JPMorgan Chase Bank acts as the property trustee under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities are set forth in the trust agreement and portions of the Trust Indenture Act. You should read the trust agreement, which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and which contains important information regarding the preferred securities and the rights and responsibilities of the property trustee.

General

   The preferred securities will be issued pursuant to the terms of the trust agreement. Under the trust agreement, Everest Capital Trust may issue up to 8,000,000 (9,000,000 if the underwriters' over-allotment option is exercised in full) preferred securities. The trust agreement does not permit Everest Capital Trust to issue any securities other than the preferred securities and the common securities of Everest Capital Trust. All of the common securities of Everest Capital Trust, which have a total liquidation amount equal to at least 3% of Everest Capital Trust's total capital, will be owned by Everest Holdings.

   The preferred securities rank equally with, and payments are made on a pro rata basis with, the common securities of Everest Capital Trust. However, if an event of default on the junior subordinated debt securities exists, the rights of the holders of the common securities of Everest Capital Trust to receive payments from Everest Capital Trust will be subordinated to the rights of the holders of the preferred securities. Events that constitute an event of default with respect to the junior subordinated debt securities are described below under the heading "Terms of the Junior Subordinated Debt Securities -- Events of Default." An event of default does not entitle the holders of the preferred securities to require the redemption of the preferred securities.

   The preferred securities have no stated maturity but must be redeemed upon the maturity of the junior subordinated debt securities or their earlier redemption. The junior subordinated debt securities mature on November 15, 2032.

   Everest Holdings will execute a guarantee agreement with respect to the preferred securities. Everest Holdings' guarantee is held by the guarantee trustee for the benefit of the holders of the preferred securities. Everest Holdings' obligations under the guarantee agreement are subordinate to the secured and senior debt of Everest Holdings. The guarantee does not cover payment of distributions on the preferred securities, or amounts payable on redemption or liquidation of the preferred securities, in the event Everest Capital Trust does not have sufficient funds available to pay those distributions or amounts.

   The guarantee is described in more detail under the heading "Description of the Trust Preferred Securities Guarantee" in the accompanying prospectus. However, in the aggregate, the following obligations of Everest Holdings provide a full and unconditional guarantee of the amounts due on the preferred securities:

   .   Everest Holdings' guarantee of the preferred securities;

   . Everest Holdings' obligations under the junior subordinated debt securities;

   .   Everest Holdings' obligations under the junior subordinated indenture;

   .   Everest Holdings' obligations under the trust agreement; and

   . Everest Holdings' obligations under the expense agreement to pay all costs, expenses, debts and liabilities of Everest Capital Trust, other than with respect to the preferred securities.

Distributions

   The preferred securities represent beneficial interests in Everest Capital Trust. Everest Capital Trust's funds available for distribution to you, as a holder of the preferred securities, will be limited to payments received from Everest Holdings on the junior subordinated debt securities. If Everest Holdings does not make a required payment on the junior subordinated debt securities, Everest Capital Trust will not have sufficient funds to make the related payment on the preferred securities. The payment of distributions, if and to the extent Everest Capital Trust has funds legally available for the payment of the distributions in cash sufficient to make the payments, is guaranteed by Everest Holdings on a limited basis as described under "Description of the Trust Preferred Securities Guarantee" in the accompanying prospectus.

   The following are the general distribution rights of the preferred securities:

   . Distributions on each of the preferred securities will accrue at the annual rate of 7.85% of the stated liquidation amount of $25.

   . Distributions on the preferred securities will be cumulative and will accrue from November 14, 2002 and will be payable quarterly in arrears on the 15th day of February, May, August and November of each year, commencing February 15, 2003, when, as and if funds are available for payment.

   . Distributions payable for each full distribution period will be computed by dividing the rate per annum by four. The amount of distributions payable for any period less than a full period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period.

   . If any date on which distributions are payable on the preferred securities is not a business day, payment of the distributions payable on that date will be made on the next succeeding day that is a business day without any interest or other payment as a result of that delay, except that, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date the payment was originally payable.

   So long as no event of default with respect to the junior subordinated debt securities has occurred and is continuing, Everest Holdings has the right under the junior subordinated indenture to defer the payment of interest on the junior subordinated debt securities at any time or from time to time; provided, that no extension period may exceed 20 consecutive quarters or may extend beyond the stated maturity of the junior subordinated debt securities. As a consequence of this type of election, quarterly distributions on the preferred securities will be deferred by Everest Capital Trust during the extension period. Distributions to which holders of the preferred securities are entitled will accumulate additional distributions on the preferred securities at the rate per year of 7.85% of the deferred distributions, compounded quarterly from the relevant payment date for the distributions. The term "distributions" as used in this prospectus supplement includes any additional distributions. Any deferral of interest payment must end on one of the quarterly interest payment dates.

   During any period for which Everest Holdings has elected to defer interest payments on the junior subordinated debt securities, the junior subordinated indenture limits Everest Holdings' ability to pay or declare dividends with respect to, or otherwise acquire, its capital stock, to make principal or interest payments on junior debt or to make specified payments with respect to related guarantees. In addition, during any period in which Everest Holdings has elected to defer interest payments on the junior subordinated debt securities, Everest Group may not declare or pay any dividend with respect to, or otherwise acquire, its capital stock. These limitations are more fully described below under the heading "Terms of Junior Subordinated Debt Securities -- Restrictions on Specified Payments."

   Prior to the termination of any period for which Everest Holdings has elected to defer interest payments on the junior subordinated debt securities, Everest Holdings may further extend the interest payment period; provided, that no extension period may exceed 20 consecutive quarters or extend beyond the stated maturity of the junior subordinated debt securities. Upon the termination of any extension period and the payment of all amounts then due, Everest Holdings may elect to begin a new extension period. There is no limitation on the number of times that Everest Holdings may elect to begin an extension period. See "Terms of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Period" and "United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

   Everest Holdings has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities.

   Each distribution on the preferred securities will be payable to the holders, as they appear on the books and records of Everest Capital Trust, at the close of business on the relevant record date, which will be 15 days prior to the relevant payment date.

Optional Redemption of Preferred Securities

   Upon the repayment or redemption, in whole or in part, of the junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem both preferred and common securities on a proportionate basis, upon not less than 30 nor more than 60 days notice to the holders of the preferred securities prior to the date fixed for repayment or redemption. The repayment or redemption, as the case may be, will be at a redemption price, with respect to the preferred securities, equal to the aggregate liquidation amount of the preferred securities plus accumulated and unpaid distributions on the preferred securities to the date of redemption. See "Terms of the Junior Subordinated Debt Securities -- Redemption."

   The junior subordinated debt securities are redeemable at the option of Everest Holdings before their maturity at 100% of their principal amount plus accrued and unpaid interest to the date of redemption, referred to in this prospectus supplement as the redemption price:

   . in whole or in part, on one or more occasions any time on or after November 14, 2007; and

   . at any time, in whole, but not in part, within 90 days of the occurrence and continuation of a tax event or an investment company event. A tax event and an investment company event are more fully described under the heading "Terms of the Junior Subordinated Debt Securities -- Redemption" in this prospectus supplement.

Events of Default

   The trust agreement provides that any one or more of the following events constitutes an event of default with respect to the preferred securities:

   . An event of default under the junior subordinated indenture with respect to the junior subordinated debt securities. See "Terms of the Junior Subordinated Debt Securities -- Events of Default;"

   . Everest Capital Trust's failure, for a period of 30 days, to pay any distribution on the preferred securities when due, subject to the right of Everest Holdings to defer interest payments on the junior subordinated debt securities and the resulting deferral of distributions on the preferred securities;

   . Everest Capital Trust's failure to pay the redemption price of any preferred security when due;

   . Everest Capital Trust's failure to observe or perform, in any material respect, any other covenant contained in the trust agreement for a period of 60 days after receiving written notice of the failure from the holders of at least 33% in aggregate liquidation amount of the outstanding preferred securities; provided, that the 60-day period may be extended by the holders of at least the same principal amount of the outstanding preferred securities that had given the notice of the default, and the holders will be deemed to have agreed to an extension so long as Everest Capital Trust has initiated and is diligently pursuing corrective action; and

   . specified events of bankruptcy, insolvency or reorganization of the property trustee if a successor property trustee has not been appointed within 90 days.

   The holder of common securities shall have no right to act with respect to any event of default under the trust agreement until all events of default under the trust agreement relating to the preferred securities have been cured, waived or otherwise eliminated. Until an event of default regarding the preferred securities has been cured, waived or otherwise eliminated, the property trustee will be considered to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee under the trust agreement.

   If an event of default with respect to the junior subordinated debt securities occurs and is continuing, and the indenture trustee or the holders of not less than 33% in principal amount of the junior subordinated debt securities outstanding fail to declare the principal amount of all of the junior subordinated debt securities to be immediately due and payable, the holders of at least 33% in aggregate liquidation amount of the outstanding preferred securities will have the right to declare the principal amount immediately due and payable by providing notice to Everest Holdings, the property trustee and the indenture trustee.

   In addition, if an event of default with respect to the junior subordinated debt securities occurs and is continuing and is attributable to the failure of Everest Holdings to pay interest or principal on the junior subordinated debt securities when otherwise payable, any holder of preferred securities may directly institute a legal proceeding against Everest Holdings to enforce these rights without first suing the indenture trustee or any other person.

   Everest Holdings and the administrative trustees are required to furnish annually to the property trustee certificates to the effect that, to the best knowledge of the individuals providing the certificates, Everest Holdings and Everest Capital Trust are not in default under the trust agreement, or if there has been a default, specifying the default and its status.

Distribution of Junior Subordinated Debt Securities Upon Dissolution of Everest Capital Trust

   Everest Holdings has the right to dissolve Everest Capital Trust at any time and, after satisfaction of the liabilities of creditors of Everest Capital Trust as provided by applicable law, cause the junior subordinated debt securities to be distributed to the holders of the preferred securities in liquidation of Everest Capital Trust.

   Under current U.S. federal income tax law and interpretations, a distribution of the junior subordinated debt securities upon liquidation of Everest Capital Trust would not be a taxable event to holders of the preferred securities. However, if any of the specified changes in, or interpretation of, tax or regulatory law in the description of "tax event" under the heading "Terms of the Junior Subordinated Debt Securities -- Redemption" in this prospectus supplement were to occur which would cause Everest Capital Trust to be subject to U.S. federal income tax with respect to income received or accrued on the junior subordinated debt securities (as the case would be if, for example, Everest Capital Trust were treated as an association taxable as a corporation), a distribution of the junior subordinated debt securities by Everest Capital Trust could be a taxable event to Everest Capital Trust and the holders of the preferred securities. See "United States Federal Income Tax Consequences -- Distribution of Junior Subordinated Debt Securities Upon Dissolution of Everest Capital Trust."

Liquidation Value

   The amount payable on the preferred securities in the event of a dissolution of Everest Capital Trust is $25 per preferred security plus accumulated and unpaid distributions. This amount may be in the form of a distribution of a like amount of junior subordinated debt securities, unless the distribution is determined by the property trustee to not be practical, in which case trust property will be liquidated and Everest Capital Trust will be dissolved in the manner determined by the property trustee. The term "like amount" means:

   . with respect to a redemption of any common or preferred securities, common or preferred securities having a liquidation amount equal to that portion of the principal amount of the junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of the securities; and

   . with respect to a distribution of junior subordinated debt securities to holders of common or preferred securities in connection with a dissolution or liquidation of Everest Capital Trust, junior subordinated debt securities having a principal amount equal to the liquidation amount of the securities of the holder to whom the junior subordinated debt securities are distributed.

   See "Description of the Trust Preferred Securities -- Liquidation Distribution Upon Dissolution" in the accompanying prospectus.

Voting Rights

   The holders of the preferred securities will have no voting rights, except with respect to any action that would materially and adversely affect the powers, preferences or special rights of the preferred securities, whether by amending the trust agreement, the guarantee agreement or otherwise, or to dissolve, wind-up or terminate the trust, other than pursuant to the terms of the trust agreement. The holders of the preferred securities, voting as a class, would be entitled to vote on either of these types of proposals and these proposals would be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities.

   In addition, so long as the property trustee holds the junior subordinated debt securities on behalf of Everest Capital Trust, without the prior approval of the holders of preferred securities, the trustees of Everest Capital Trust may not:

   . direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to proceedings for any available remedies or the property trustee with respect to the exercise of any trust or power with respect to the junior subordinated debt securities;

   . waive any default available under the junior subordinated indenture with respect to the junior subordinated debt securities;

   . cancel an acceleration of the principal of any junior subordinated debt securities; or

   . consent to any amendment, modification or termination of the junior subordinated indenture or any junior subordinated debt securities where consent is required.

   In addition, the consent of each affected holder of the preferred securities is required for any action which requires the consent of each affected holder of the junior subordinated debt securities. Prior to taking any of the actions described above, Everest Capital Trust must obtain an opinion of counsel experienced in these matters to the effect that, as a result of the proposed action, Everest Capital Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

   Any required approval of the holders of the preferred securities may be given at a meeting convened for that purpose or without a meeting and without prior notice pursuant to a written consent. The property trustee will cause a notice of any meeting at which holders of the preferred securities are entitled to vote to be given to each holder of record of the preferred securities at least 15 and not more than 90 days before the meeting.

   No vote or consent of the holders of the preferred securities will be required for Everest Capital Trust to redeem and cancel the securities in accordance with the trust agreement.

Listing of Preferred Securities

   The preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the preferred securities is expected to commence within 30 days after they are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that a liquid trading market will be available for the preferred securities or that you will be able to sell your preferred securities at the price you paid for them. If Everest Capital Trust distributes the junior subordinated debt securities, Everest Holdings will use its best efforts to list the junior subordinated debt securities on the New York Stock Exchange or any other exchange or quotation system on which the preferred securities are then listed.

Global Securities

   The preferred securities will be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of DTC.

   Upon the issuance of a global security, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective number of preferred securities represented by the global security. The accounts will be designated by the underwriters or agents with respect to the preferred securities. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and on the records of participants, with respect to interests of persons other than participants. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

   So long as DTC, or its nominee, is the registered owner of the global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by the global security for all purposes under the trust agreement.

   Except as described below, owners of beneficial interests in a global security will not be entitled to have the preferred securities represented by the global security registered in their names and will not receive or be entitled to receive physical delivery of the preferred securities in definitive form.

   Distributions and other payments with respect to the preferred securities registered in the name of DTC or its nominee will be paid to DTC or its nominee, as the case may be, as the registered owner of the global security representing the preferred securities. None of the trustee, any paying agent, the security registrar, Everest Holdings or Everest Capital Trust will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the preferred securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   Everest Holdings expects that DTC or its nominee, upon receipt of any payment with respect to the preferred securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the global security for the preferred securities as shown on the records of DTC or its nominee. Everest Holdings also expects that payments by participants to owners of beneficial interests in the global security held through its participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of the participants.

   The trust agreement provides that if:

   . DTC, as depositary for the preferred securities, notifies Everest Holdings that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the trust agreement and, in each case, a successor depositary is not appointed by the issuer within 90 days of written notice,

   . Everest Holdings determines that the preferred securities will no longer be represented by global securities and executes and delivers to the trustee a company order to this effect, or

   . an event of default with respect to the junior subordinated debt securities has occurred and is continuing,

the global securities may be exchanged for preferred securities in definitive form of an equal aggregate number of preferred securities and aggregate liquidation amount in authorized denominations.

Registrar, Transfer Agent and Paying Agent

   JPMorgan Chase Bank will act as registrar, transfer agent and paying agent for the preferred securities. JPMorgan Chase Bank is presently located at 450 West 33/rd/ Street, New York, New York 10001. The paying agent may resign as paying agent upon 30 days' written notice to the administrative trustees and the property trustee. In the event that JPMorgan Chase Bank is no longer the paying agent, the administrative trustees will appoint a successor to act as paying agent, which must be a bank or trust company.

Governing Law

   The trust agreement and the preferred securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

               TERMS OF THE JUNIOR SUBORDINATED DEBT SECURITIES

General

   This summary of the material terms and provisions of the junior subordinated debt securities supplements the description of the terms and provisions of the junior subordinated debt securities set forth in the accompanying prospectus under the heading "Description of the Debt Securities," to which description reference is made. This summary of the junior subordinated debt securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the junior subordinated indenture, as supplemented from time to time, and the Trust Indenture Act.

   The junior subordinated indenture qualifies as an indenture under the Trust Indenture Act. JPMorgan Chase Bank acts as the indenture trustee for the junior subordinated debt securities under the junior subordinated indenture for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the junior subordinated debt securities are set forth in the junior subordinated indenture, as supplemented by a first supplemental indenture, and portions of the Trust Indenture Act. You should read the junior subordinated indenture, which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and which contains important information regarding the junior subordinated debt securities and the rights and responsibilities of the indenture trustee.

   Concurrently with the issuance of the preferred securities, Everest Capital Trust will invest the proceeds from the sale of the preferred securities, together with the consideration paid by Everest Holdings for the common securities, in the junior subordinated debt securities issued by Everest Holdings. The junior subordinated debt securities will be issued in denominations of $25 and integral multiples thereof. The junior subordinated debt securities will mature on November 15, 2032, which date is referred to in this prospectus supplement as the stated maturity of the junior subordinated debt securities. The junior subordinated debt securities are not entitled to the benefit of a sinking fund.

   It is anticipated that, unless there is a dissolution of Everest Capital Trust, each junior subordinated debt security will be held in the name of the property trustee in trust for the benefit of the holders of the preferred securities and the common securities.

Interest

   From and after November 14, 2002, the junior subordinated debt securities will bear interest accruing at an annual rate of 7.85% of the principal amount of the junior subordinated debt securities, payable quarterly in arrears on the 15th day of February, May, August and November of each year, referred to in this prospectus supplement as the interest payment dates, with the first payment to be made on February 15, 2003. Interest payments are made to the person in whose names the junior subordinated debt securities are registered, subject to specified exceptions, at the close of business on the fifteenth day next preceding the interest payment date.

   The amount of interest payable for any full period shall be computed by dividing the rate per annum by four. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. In the event that any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day (without any interest or other payment in respect of any delay), except that, if that business day is in the next succeeding calendar year, that payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the date that payment was originally payable.

   Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount of the accrued interest (to the extent permitted by law) at the rate per year of 7.85% of the accrued interest, compounded quarterly, referred to in this prospectus supplement as additional interest. The term "interest" as used in this prospectus supplement includes quarterly interest payments, additional interest and the additional sums described below, as applicable.

Option to Extend Interest Payment Period

   So long as no event of default with respect to the junior subordinated debt securities, as described below under "-- Events of Default," has occurred and is continuing, Everest Holdings has the right under the junior subordinated indenture at any time during the term of the junior subordinated debt securities to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each extension period; provided, that no extension period may extend beyond the stated maturity of the junior subordinated debt securities and the period for any deferral of interest payments must end on one of the quarterly interest payment dates. At the end of a period for which Everest Holdings has elected to defer interest payments, Everest Holdings must pay all interest then accrued and unpaid, together with any additional interest, to the extent permitted by applicable law. During any period for which Everest Holdings has elected to defer interest payments, interest will continue to accrue on the junior subordinated debt securities, and corresponding distributions will continue to accrue on the preferred securities, and holders of junior subordinated debt securities and holders of preferred securities will be required to accrue interest income for U.S. federal income tax purposes as described under the heading "United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

   During any period in which Everest Holdings has elected to defer interest payments on the junior subordinated debt securities, Everest Holdings' ability to make specified payments with respect to its capital stock and its debt obligations, and Everest Group's ability to make specified payments with respect to its capital stock, is restricted as described below under the heading "-- Restrictions on Specified Payments."

   Prior to the termination of any period for which Everest Holdings has elected to defer interest payments, Everest Holdings may elect to further defer interest payments; provided, that the deferral of interest payments may not exceed 20 consecutive quarters or extend beyond the stated maturity of the junior subordinated debt securities. There is no limitation on the number of times that Everest Holdings may elect to defer interest payments on the junior subordinated debt securities, except that no extension period may extend beyond the stated maturity of the junior subordinated debt securities. Upon the termination of any deferral period and the payment of all amounts then due, Everest Holdings may elect to begin a new deferral period. No interest shall be due and payable during any period for which Everest Holdings has elected to defer interest payments, except at the end of the extension period.

   Everest Holdings must give Everest Capital Trust and the indenture trustee notice of its election to defer interest payments on the junior subordinated debt securities at least one business day prior to the earlier of:

   . the date the distributions on the preferred securities would have been payable except for Everest Holdings' election to defer interest payments on the junior subordinated debt securities; or

   . the date the property trustee is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the preferred securities of the record date or the date the distributions are payable.

   The indenture trustee will give notice of Everest Holdings' election to defer interest payments on the junior subordinated debt securities to Everest Capital Trust, and the administrative trustees will give notice of the deferral to the holders of the preferred securities.

   Everest Holdings has no current intention of exercising its right to defer payments of interest on the junior subordinated debt securities.

Restrictions on Specified Payments

   During any period in which Everest Holdings has elected to defer interest payments on the junior subordinated debt securities or is in default under the terms of the junior subordinated debt securities or the guarantee, neither it nor its subsidiaries will be permitted to:

   . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Everest Holdings' capital stock;

   . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Everest Holdings, including other junior subordinated debt securities, that rank equally with or junior in interest to the junior subordinated debt securities; or

   . make any guarantee payments with respect to any guarantee by Everest Holdings of the debt securities of any subsidiary of Everest Holdings if that guarantee ranks equally with or junior in interest to the junior subordinated debt securities.

   In addition, during any period in which Everest Holdings has elected to defer interest payments on the junior subordinated debt securities, neither Everest Group nor its subsidiaries may declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Everest Group's capital stock.

   These restrictions do not apply to:

   . repurchases, redemptions or other acquisitions of capital stock in connection with employment contracts, benefit plans or other similar arrangements, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of, or securities convertible into or exercisable for, its capital stock as consideration in specified acquisition transactions;

   . exchanges or conversions of any capital stock or indebtedness for any other capital stock and the purchase of any fractional interests in connection with the exchange or conversion;

   . any dividend in connection with any rights plan or the redemption or repurchase of rights pursuant to any rights plan; or

   . any dividend in the form of stock, warrants, options or other rights where the stock to be issued is the same stock as that on which the dividend is being paid or ranks equally with or junior in interest to the stock to be issued.

Events of Default

   The junior subordinated indenture provides that any one or more of the following events constitutes an event of default with respect to the junior subordinated debt securities:

   . Everest Holdings' failure, for a period of 30 days, to pay any interest on the junior subordinated debt securities when due, subject to Everest Holdings' right to defer interest payments;

   . Everest Holdings' failure to pay any principal or premium, if any, on the junior subordinated debt securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise;

   . Everest Holdings' failure to observe or perform any other covenant contained in the junior subordinated indenture for a period of 60 days after receiving written notice of the failure from the indenture trustee or holders of at least 33% in aggregate outstanding principal amount of the junior subordinated debt securities; provided, that the 60-day period may be extended by either the indenture trustee or the indenture trustee and the holders of at least the same principal amount of the outstanding junior subordinated debt securities that had given the notice of the default, and the indenture trustee and the holders, as the case may be, will be deemed to have agreed to an extension so long as Everest Holdings has initiated and is diligently pursuing corrective action;

   . specified events of bankruptcy, insolvency or reorganization of Everest Holdings; or

   . Everest Group fails to observe or perform its covenant not to make the specified payments described above under the heading "-- Restrictions on Specified Payments."

   The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the holders of not less than 33% in aggregate outstanding principal amount of junior subordinated debt securities may declare the principal due and payable immediately upon an event of default with respect to the junior subordinated debt securities, and, if the indenture trustee or the holders of the junior subordinated debt securities fail to make the declaration, the holders of at least 33% in aggregate liquidation amount of the preferred securities shall have this right. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities may annul the declaration and waive the default if the default, other than the non-payment of the principal of which has become due solely by the acceleration, has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been paid or deposited with the indenture trustee. If the holders of the junior subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the preferred securities shall have this right.

   The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities and the holders of a majority in aggregate liquidation amount of the preferred securities may waive any past default, except a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been paid or deposited with the indenture trustee, or a default in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security.

   Everest Holdings is required to furnish annually to the indenture trustee a certificate to the effect that, to the best knowledge of the officers providing the certificate, it is not in default under the junior subordinated indenture or, if there has been a default, specifying the default and the status.

Subordination

   The junior subordinated debt securities are unsecured obligations of Everest Holdings, subordinated in right of payment to the prior payment in full of all secured and senior debt of Everest Holdings to the extent provided in the junior subordinated indenture. As a result, in the event of the bankruptcy, liquidation or reorganization of Everest Holdings, or upon acceleration of the junior subordinated debt securities due to an event of default, Everest Holdings' assets will be available to pay its obligations on the junior subordinated debt securities only after all secured and senior debt has been paid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the junior subordinated debt securities then outstanding.

   No payments in respect of junior subordinated debt securities may be made if there shall have occurred and be continuing a default in any payment of any principal, interest or premium on any senior debt, whether at maturity, at a date fixed for prepayment or by declaration of acceleration.

   The term "debt" means with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

   .   every obligation of the person for money borrowed;

   . every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

   . every reimbursement obligation of the person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

   . every obligation of the person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

   .   every capital lease obligation of the person;

   . all indebtedness for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;

   . every obligation of the type described above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; and

   . any renewals, extensions, refundings, amendments or modifications of any obligations of the type described above.

   The term "senior debt" means the principal of and interest and premium, if any, on debt, whether incurred on or prior to the date of the junior subordinated indenture or later incurred, unless, in the instrument creating or evidencing the debt or pursuant to which the debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities or to other debt which is equal with, or subordinated to, the junior subordinated debt securities; provided, that senior debt does not include:

   . any debt of Everest Holdings which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to Everest Holdings;

   .   any debt of Everest Holdings to any of its subsidiaries;

   .   debt to any employee of Everest Holdings;

   .   trade accounts payable of Everest Holdings;

   .   accrued liabilities arising in the ordinary course of business; or

   . any other debt securities issued pursuant to the junior subordinated indenture.

   Everest Holdings is a holding company that conducts substantially all of its business through its subsidiaries. The junior subordinated debt securities are effectively subordinated to the indebtedness and other liabilities of Everest Holdings' subsidiaries. As a result, in the event of the bankruptcy, liquidation or reorganization of Everest Holdings, or upon acceleration of the junior subordinated debt securities due to an event of default, assets of Everest Holdings' subsidiaries will be available to pay obligations under the junior subordinated debt securities only after all creditors of the subsidiaries have been paid in full. Accordingly, holders of the junior subordinated debt securities should look only to the assets of Everest Holdings for payments on the junior subordinated debt securities. In addition, dividends and other permitted payments from Everest Re are expected to be the sole source of funds to meet the financial obligations of Everest Holdings and to a make payments under the junior subordinated debt securities. The payment of dividends by Everest Re to Everest Holdings is limited by the Delaware Insurance Code and the Delaware General Corporation Law.

   In addition, the junior subordinated indenture does not prohibit or limit the incurrence of secured debt or the incurrence of other indebtedness and liabilities by Everest Holdings or its subsidiaries. Everest Holdings may from time to time incur additional indebtedness constituting senior debt.

Additional Sums

   If Everest Capital Trust is required to pay any additional taxes, and so long as no event of default has occurred and is continuing, duties or other governmental charges, referred to in this prospectus supplement as additional sums, as a result of a tax event, Everest Holdings will pay as additional amounts on the junior subordinated debt securities these amounts as shall be required so that the distributions payable by Everest Capital Trust shall not be reduced as a result of these additional taxes, duties or other governmental charges. These amounts will be paid only if Everest Holdings does not elect to either:

   . redeem the junior subordinated debt securities and cause a mandatory redemption of Everest Capital Trust securities within 90 days of the corresponding tax event; or

   . terminate Everest Capital Trust and, after satisfaction of the liabilities of the creditors of Everest Capital Trust, cause the junior subordinated debt securities to be distributed to the holders of Everest Capital Trust securities in liquidation of Everest Capital Trust.

Redemption

   Everest Holdings can redeem the junior subordinated debt securities before their maturity at 100% of their principal amount plus accrued and unpaid interest to the fixed date for redemption:

   . in whole or in part, on one or more occasions any time on or after November 14, 2007, and

   . at any time, in whole, but not in part, within 90 days of the occurrence and continuation of a tax event or an investment company event.

   Tax Event. For purposes of the redemption described above, a tax event means that Everest Capital Trust has received an opinion of counsel experienced in these types of matters to the effect that, as a result of:

   . any amendment to or change in, including any announced prospective change in, the laws or any regulations of the United States or any political subdivision or taxing authority thereof, or

   . any judicial decision or any official administrative pronouncement, including any private letter ruling, technical advice memorandum or field service advice, or regulatory procedure, referred to in this prospectus supplement collectively as an administrative action, regardless of whether the judicial decision or administrative action is issued to or in connection with a proceeding involving Everest Holdings or Everest Capital Trust and whether or not it is subject to review or appeal, which amendment, change, administrative action or decision is enacted, promulgated or announced, and on or after the date of the issuance of Everest Capital Trust's preferred securities, there is more than an insubstantial risk that:

   . Everest Capital Trust is, or will be within 90 days of the receipt of the opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debt securities,

   . interest payable by Everest Holdings or the original issue discount accruing on the junior subordinated debt securities is not, or will not be within 90 days of the receipt of the opinion of counsel, deductible by Everest Holdings, in whole or in part, for United States federal income tax purposes, or

   . Everest Capital Trust is, or will be within 90 days of the receipt of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   Investment Company Event. For purposes of the redemption described above, an investment company event means that Everest Capital Trust has received an opinion of counsel experienced in these types of matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in the interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that Everest Capital Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective on or after the date of the issuance of the preferred securities.

   Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each registered holder of junior subordinated debt securities to be redeemed at its registered address. Unless Everest Holdings defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the junior subordinated debt securities. In the event any junior subordinated debt securities are called for redemption, neither Everest Holdings nor the indenture trustee will be required to register the transfer of or exchange the junior subordinated debt securities to be redeemed during a period beginning 15 days before the redemption date.

Distribution of Junior Subordinated Debt Securities upon Dissolution of Trust

   Under specified circumstances involving the dissolution of Everest Capital Trust, junior subordinated debt securities may be distributed to the holders of the preferred securities in liquidation of Everest Capital Trust after satisfaction of liabilities to creditors of Everest Capital Trust as provided by applicable law. If distributed to holders of preferred securities in liquidation, the junior subordinated debt securities will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the preferred securities, will act as depositary for the junior subordinated debt securities. It is anticipated that the depositary arrangements for the junior subordinated debt securities would be substantially identical to those in effect for the preferred securities. If the junior subordinated debt securities are distributed to the holders of preferred securities upon the liquidation of Everest Capital Trust, Everest Holdings will use its best efforts to list the junior subordinated debt securities on the New York Stock Exchange or any other exchange or quotation system on which the preferred securities are then listed. There can be no assurance as to the market price of any junior subordinated debt securities that may be distributed to the holders of preferred securities. For a description of DTC and the terms of the depositary matters, see "Description of the Debt Securities -- Global Securities" in the accompanying prospectus.

Governing Law

   The junior subordinated indenture and the junior subordinated debt securities are governed by, and construed in accordance with, the laws of the State of New York.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary describes the material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of the preferred securities. This summary does not address all aspects of U.S. federal income and estate tax that may be relevant to a holder in light of the holder's particular circumstances or to special classes of holders, such as dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting, persons liable for alternative minimum tax, insurance companies, persons holding preferred securities as part of a straddle, hedge, conversion transaction or other integrated investment, or persons whose functional currency is not the U.S. dollar.

   If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds preferred securities, the tax consequences to each partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding preferred securities, you should consult your own tax advisor.

   The discussion below is based on the Internal Revenue Code of 1986, as amended, referred to in this prospectus supplement as the "Code", the U.S. Treasury regulations promulgated under the Code, and judicial decisions and administrative interpretations now in effect, all of which are subject to change, possibly on a retroactive basis.

   YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES.

Classification of Everest Capital Trust

   Under current law and assuming full compliance with the terms of the trust agreement, Everest Capital Trust will be classified as a grantor trust for U.S. federal income tax purposes and not as an association taxable as a corporation. As a result, for U.S. federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the junior subordinated debt securities. Accordingly, you will be treated as receiving your proportionate share of the interest income or original issue discount that is paid or accrued on the junior subordinated debt securities.

Classification of the Junior Subordinated Debt Securities

   Everest Holdings intends to take the position that the junior subordinated debt securities will be classified for U.S. federal income tax purposes as indebtedness of Everest Holdings. Everest Holdings, Everest Capital Trust and you (through your purchase of a beneficial interest in the preferred securities) agree to treat the junior subordinated debt securities as indebtedness of Everest Holdings for U.S. federal income tax purposes. The remainder of this discussion assumes that the junior subordinated debt securities will be classified as indebtedness of Everest Holdings for U.S. federal income tax purposes.

U.S. Holders

   Except as otherwise stated, this summary deals only with preferred securities held as capital assets by a holder who or which (1) purchases the preferred securities upon original issuance at their issue price and (2) is a U.S. holder. For purposes of this summary, a "U.S. holder" means a beneficial owner of a preferred security that is:

   .   an individual citizen or resident of the United States;

   . a corporation or other entity treated as a corporation for U.S. federal income tax purposes which is created or organized in or under the laws of the U.S. or any political subdivision thereof;

   . an estate the income of which is subject to U.S. federal income tax regardless of its source; or

   . a trust which is either subject to the supervision of a court within the U.S. and the control of one or more U.S. persons, or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Interest Income and Original Issue Discount

   Under the Code and U.S. Treasury regulations, if a debt instrument is issued at a price equal to its stated redemption price at maturity (or at a price that is less than its stated redemption price at maturity by no more than the statutory de minimis amount), interest is payable at least annually at a single fixed rate and the instrument contains terms and conditions that make the nonpayment of interest no more than a remote contingency, the instrument will not be considered to be issued with original issue discount, referred to in this prospectus supplement as "OID".

   It is anticipated that the junior subordinated debt securities will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. Further, Everest Holdings believes that the likelihood of it exercising its option to defer payments of interest is remote based on, among other things, Everest Holdings' and Everest Group's inability, if the deferral option is exercised, to pay a dividend, to engage in specified capital transactions with respect to its stock, and Everest Holdings' inability, if the deferral option is exercised, to repay, repurchase or redeem, or make any payments of interest, principal or premium on, any debt securities that rank equally with or junior to the junior subordinated debt securities. Based on this conclusion, Everest Holdings has taken the position that the junior subordinated debt securities should not be treated as issued with OID unless and until it exercises its option to defer payment of interest, so that the stated interest on the junior subordinated debt securities will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

   If, however, Everest Holdings exercises its right to defer payments of interest on the junior subordinated debt securities, the junior subordinated debt securities will be treated as reissued with OID at that time. As a result, you will be subject to the special OID rules described below. Once the junior subordinated debt securities become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding. Furthermore, it is possible that the IRS could assert that the junior subordinated debt securities were initially issued with OID. If the IRS were successful in this regard, you would be subject to the special OID rules described below regardless of whether the option to defer payments of interest on the junior subordinated debt securities is exercised. Under the OID economic accrual rules, the following would occur:

   . regardless of your method of accounting, you would accrue an amount of interest income each year using a constant yield method of accrual whether or not interest is paid;

   . the actual cash payments of interest you receive on the junior subordinated debt securities would not be reported separately as taxable income;

   . any amount of OID included in your gross income with respect to the junior subordinated debt securities would increase your tax basis in the preferred securities; and

   . the amount of distributions you receive in respect of accrued OID would reduce your tax basis in the preferred securities.

   Because the junior subordinated debt securities are debt for U.S. federal income tax purposes, you will not be entitled to a dividends-received deduction with respect to any income you recognize on the preferred securities.

Distribution of Junior Subordinated Debt Securities Upon Dissolution of Everest Capital Trust

   The junior subordinated debt securities held by Everest Capital Trust may be distributed to you in exchange for your preferred securities if Everest Capital Trust is dissolved before the maturity date of the junior subordinated debt securities. Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Upon this type of a distribution, you will receive your proportionate share of the junior subordinated debt securities previously held indirectly through Everest Capital Trust. Your holding period and total tax basis in the junior subordinated debt securities will include the holding period and total tax basis that you had in your preferred securities immediately before the distribution. If, however, Everest Capital Trust is treated as an association taxable as a corporation and Everest Holdings elects to distribute the junior subordinated debt securities to you at that time, the distribution would be taxable to you and Everest Capital Trust.

   If you receive junior subordinated debt securities in exchange for your preferred securities, you would accrue interest in respect of the junior subordinated debt securities in the same manner described above under the heading "-- Interest Income and Original Issue Discount."

Sales or Redemptions of Preferred Securities

   If you sell your preferred securities, including a redemption for cash, you generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or redemption of the preferred securities (not including amounts attributable to accrued but unpaid interest that you did not previously include in income, which would be taxable as ordinary income) and your adjusted tax basis in the preferred securities sold or redeemed. Your adjusted tax basis in the preferred securities generally will equal the cost of the preferred securities to and increased by any accrued OID and decreased by any payment received on the preferred securities if the OID rules described above under the heading "-- Interest Income and Original Issue Discount" apply.

   Your gain or loss will be a capital gain or loss, provided that you held the preferred securities as a capital asset, and generally will be a long-term capital gain or loss if, at the time of disposition, you held the preferred securities for more than one year. Long-term capital gains of individuals are currently subject to a maximum U.S. federal income tax rate of 20% where the property is held for more than one year, and 18% where the property is held for more than five years. The deductibility of capital losses is subject to specified limitations.

   The preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debt securities. If you dispose of the preferred securities between record dates for payments of distributions, you will nevertheless be required to include accrued but unpaid interest on the junior subordinated debt securities through the date of disposition in income as ordinary income and to subtract that amount from the proceeds of the disposition of the preferred securities. You may recognize a capital loss to the extent that the proceeds of the disposition are less than your basis in the preferred securities. The deductibility of capital losses is subject to limitations.

United States Alien Holders

   This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a preferred security and are, for United States federal income tax purposes:

   .   a nonresident alien individual,

   .   a foreign corporation,

   .   a foreign partnership, or

   . an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a preferred security.

If you are a United States holder, this subsection does not apply to you.

   Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a preferred security:

   . Everest Capital Trust and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

      . you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Everest Holdings entitled to vote,

      . you are not a controlled foreign corporation that is related to Everest Holdings through stock ownership, and

      . the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

          . you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

          . in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

          . the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

             . a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

             . a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

             . a U.S. branch of a non-United States bank or of a non-United States insurance company,

              and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, accordance with its agreement with the Internal Revenue Service),

          . the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

             . certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

             . to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

          . the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations;

   . no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your preferred security.

Further, a preferred security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

   . the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Everest Holdings entitled to vote at the time of death and

   . the income on the preferred security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

   In general, if you are a noncorporate United States holder, Everest Capital Trust and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest, including OID, if any, on your preferred security. In addition, Everest Capital Trust and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your preferred security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

   In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under the heading "-- United States Alien Holders" are satisfied or you otherwise establish an exemption. However, Everest Capital Trust and other payors are required to report payments of interest on your preferred securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of preferred securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

   . the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

      . an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

      . other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

   .   you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

   In general, payment of the proceeds from the sale of preferred securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

   . the proceeds are transferred to an account maintained by you in the United States,

   . the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

   . the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of preferred securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

   In addition, payment of the proceeds from the sale of preferred securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

   .   a United States person,

   .   a controlled foreign corporation for United States tax purposes,

   . a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

   .   a foreign partnership, if at any time during its tax year:

      . one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

      . such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of preferred securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

                             ERISA CONSIDERATIONS

   Before authorizing an investment in the preferred securities, fiduciaries of any:

   . pension, profit sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, referred to in this prospectus supplement as ERISA;

   . plan described in Section 4975(e)(1) of the Code, including an individual retirement account or a Keogh plan, subject to Section 4975 of the Code;

   . plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, referred to in this prospectus supplement as similar laws; or

   . entity investing with the assets of any of the above (such as a collective investment fund);

   which are referred to in this prospectus supplement as plans, should consider, among other matters:

   . the fiduciary standards of ERISA (including its prudence and diversification requirements) or of similar laws;

   . whether the fiduciaries have authority to make an investment in the preferred securities under the applicable plan investment policies and governing instruments; and

   . rules under ERISA, the Code and similar laws that may prohibit plan fiduciaries from causing a plan to engage in a "prohibited transaction." In this regard, plan fiduciaries should consider, among other factors, that each plan investing in the preferred securities will be deemed to have represented that the plan's purchase of the preferred securities is covered by one or more prohibited transaction exemptions.

   Section 406 of ERISA and Section 4975 of the Code prohibit plans from, among other things, engaging in specified transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code, referred to in this prospectus supplement as parties in interest, with respect to these plans. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for these persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and specified church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code; however, these plans may be subject to similar laws.

   The Department of Labor has issued a regulation, referred to in this prospectus supplement as the plan assets regulation, concerning the definition of what constitutes the assets of a plan subject to ERISA and the Code. The plan assets regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and entities in which a plan holds an "equity interest" will be deemed, for purposes of ERISA, to be "plan assets" of the investing plan unless there is an applicable exception for its investment. An "equity interest" is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features; the definition specifically includes a beneficial interest in a trust.

   One exception under the plan assets regulation is for an equity investment which is a "publicly-offered security." A publicly-offered security is a security that:

   .   is freely transferable,

   . is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another; and

   . is either: (1) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934; or (2) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is part is registered under the Securities Exchange Act of 1934 within 120 days (or a later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

   It is expected that the preferred securities will meet the criteria of "publicly-offered securities" under the plan assets regulation and, therefore, the assets held by Everest Capital Trust should not be considered "plan assets" for ERISA purposes. It also is expected that the preferred securities will be held by at least 100 independent investors at the conclusion of the offering, there are no restrictions imposed on the transfer of the preferred securities and the preferred securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, and then will be timely registered under the Securities Exchange Act of 1934.

   Regardless of whether the assets of Everest Capital Trust are deemed to be "plan assets" of plans investing in the preferred securities, the purchase and holding of the preferred securities with plan assets could itself result in a prohibited transaction. In that regard, the Department of Labor has issued prohibited transaction class exemptions that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the preferred securities. Those class exemptions include:

   . PTCE 96-23 (for certain transactions determined by in-house asset managers);

   . PTCE 91-38 (for certain transactions involving bank collective investment funds);

   . PTCE 95-60 (for certain transactions involving insurance company general accounts);

   . PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

   . PTCE 84-14 (for certain transactions determined by independent qualified asset managers);

   In light of the prohibitions of ERISA, Section 4975 of the Code and similar laws, the preferred securities may not be purchased or held by any plan, unless the purchase and holding is covered by one of the prohibited transaction class exemptions set forth above, or another applicable exemption. If a purchaser or holder of the preferred securities that is a plan elects to rely on an exemption other than a prohibited transaction class exemption, Everest Capital Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the preferred securities that is a plan or is purchasing such securities on behalf of or with "plan assets" of any plan will be deemed to have represented by its purchase and holding thereof that the purchase and holding of the preferred securities (1) satisfies the requirements of, and is entitled to full exemptive relief under a prohibited transaction class exemption set forth above or another applicable exemption or (2) will not result in a prohibited transaction under ERISA or the Code or a violation of any similar laws.

   The foregoing discussion is general in nature and is not intended to be inclusive. Fiduciaries or other persons considering purchasing the preferred securities on behalf of or with "plan assets" of any plan should consult with their counsel, prior to any such purchase, regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to such investment and the availability of an applicable exemption.

                                 UNDERWRITING

   Salomon Smith Barney Inc. is acting as lead manager of the offering and, together with Morgan Stanley & Co. Incorporated, as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, which is incorporated by reference into the registration statement of which this prospectus supplement forms a part, each underwriter named below has severally agreed to purchase, and Everest Capital Trust has agreed to sell to that underwriter, the number of preferred securities set forth opposite the underwriter's name.

                                                      Number of
                                                      Preferred
                Underwriter                           Securities
                -----------                           ----------
                Salomon Smith Barney, Inc............ 1,252,500
                Morgan Stanley & Co. Incorporated.... 1,252,500
                Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated................ 1,200,000
                UBS Warburg LLC...................... 1,200,000
                Wachovia Securities Inc.............. 1,200,000
                Bear, Stearns & Co. Inc..............   200,000
                Deutsche Banc Alex. Brown Inc........   200,000
                Goldman, Sachs & Co..................   200,000
                Lehman Brothers, Inc.................   200,000
                A.G. Edwards & Sons, Inc.............    50,000
                Banc of America Securities LLC.......    50,000
                Charles Schwab & Co., Inc............    50,000
                CIBC World Markets Corp..............    50,000
                Cochran, Caronia & Co................    50,000
                H&R Block Financial Advisors, Inc....    50,000
                Keefe, Bruyette & Woods, Inc.........    50,000
                Legg Mason Wood Walker,
                  Incorporated.......................    50,000
                Prudential Securities Incorporated...    50,000
                Quick & Reilly, Inc..................    50,000
                RBC Dain Rauscher Inc................    50,000
                Sandler O'Neal & Partners, L.P.......    50,000
                TD Waterhouse, Inc...................    50,000
                US Bancorp Piper Jaffray Inc.........    50,000
                Wells Fargo Van Kasper, LLC..........    50,000

                                                    Number of
                                                    Preferred
                 Underwriter                        Securities
                 -----------                        ----------
                 Advest Inc........................    15,000
                 Banc One Capital Markets, Inc.....    15,000
                 BB&T Capital Markets..............    15,000
                 C.L. King & Associates, Inc.......    15,000
                 D.A. Davidson & Co................    15,000
                 Davenport & Company LLC...........    15,000
                 Fahnestock & Co. Inc..............    15,000
                 Ferris, Baker Watts Inc...........    15,000
                 Fifth Third Securities, Inc.......    15,000
                 J.J.B. Hilliard, W.L. Lyons, Inc..    15,000
                 Janney Montgomery Scott Inc.......    15,000
                 McDonald Investments, Inc.........    15,000
                 Mesirow Financial, Inc............    15,000
                 Morgan Keegan & Company, Inc......    15,000
                 Parker / Hunter Incorporated......    15,000
                 Pershing, a Division of Donaldson,
                   Lufkin & Jenrette...............    15,000
                 Raymond James & Associates, Inc...    15,000
                 Robert W. Baird & Co. Incorporated    15,000
                 Ryan, Beck & Co., Inc.............    15,000
                 Southwest Securities, Inc.........    15,000
                 Stifel, Nicolaus & Company
                   Incorporated....................    15,000
                 SunTrust Capital Markets, Inc.....    15,000
                 William Blair & Company, L.L.C....    15,000
                                                    ---------
                 Total............................. 8,000,000
                                                    =========

   The underwriting agreement provides that the obligations of the underwriters to purchase the preferred securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the preferred securities if they purchase any of the preferred securities. In the event of default by any underwriter, the underwriting agreement provides that, in specified circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

   The underwriters propose to offer some of the preferred securities directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and some of the preferred securities to dealers at the initial public offering price less a concession not to exceed $.50 per preferred security. The underwriters may allow, and dealers may reallow, a concession not to exceed $.45 per preferred security on sales to other dealers. If all of the preferred securities are not sold at the initial public offering price, the representatives may change the initial public offering price and the other selling terms.

   Everest Holdings and Everest Capital Trust have granted an option to the underwriters, exercisable during the 30-day period after the date of this prospectus, to purchase up to an aggregate of 1,000,000 additional preferred securities to cover over-allotments, if any, at the offering price to the public set forth on the cover page of this prospectus supplement. If the underwriters exercise this option in whole or in part, Everest Holdings will pay underwriting commissions of $.7875 per additional preferred security so purchased.

   Everest Group, Everest Holdings and Everest Capital Trust have agreed that, for a period beginning on the date of this prospectus supplement and continuing to, and including, the later of (1) the date 30 days after the closing date for the purchase of the preferred securities and (2) the completion of the distribution of the preferred securities by the underwriters, they will not offer, sell or contract to sell or otherwise dispose of any preferred securities, any other beneficial interests in the assets of Everest Capital Trust, or any other securities of Everest Group, Everest Holdings or Everest Capital Trust that are substantially similar to the preferred securities or the junior subordinated debt securities, including any guarantee of these securities, or any securities convertible into or exchangeable for or representing the right to receive the securities, without the prior written consent of Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated, except for the preferred securities offered in connection with this offering.

   Prior to this offering, there has been no public market for the preferred securities. The preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the preferred securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the preferred securities. The underwriters have advised Everest Holdings and Everest Capital Trust that they intend to make a market in the preferred securities prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the preferred securities.

   In order to meet one of the requirements for listing the preferred securities on the New York Stock Exchange, the underwriters have undertaken to sell preferred securities to a minimum of 400 beneficial holders.

   In view of the fact that the proceeds of the sale of the preferred securities will ultimately be used to purchase the junior subordinated debt securities, the underwriting agreement provides that Everest Holdings will pay to the underwriters the following compensation, assuming either no exercise or full exercise by the underwriters of the underwriters' over-allotment option:

                                                                         Total Commission
                                                            -------------------------------------------
                                              Per Preferred  Without Exercise of  With Full Exercise of
                                                Security    Over-Allotment Option Over-Allotment Option
                                              ------------- --------------------- ---------------------
Underwriting commission to be paid by Everest
  Holdings...................................    $.7875          $6,300,000            $7,087,500

   In connection with the offering, the underwriters may purchase and sell preferred securities in the open market. These transactions may include short sales of preferred securities in excess of the number of preferred securities to be purchased by the underwriters in the offering, which creates a syndicate short position. The underwriters must close out any short position by purchasing preferred securities in the open market. A short position is likely to be created if the underwriters are concerned that there may be downward pressure on the price of the preferred securities in the open market after pricing that could adversely affect investors who purchased in the offering. Stabilizing transactions consist of bids for or purchases of preferred securities in the open market while the offering is in progress.

   The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated repurchase preferred securities originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

   Any of these activities may have the effect of preventing or retarding a decline in the market price of the preferred securities. They may also cause the price of the preferred securities to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

   The expenses associated with the offer and sale of the preferred securities, to be paid by Everest Holdings, are estimated to be $350,000.

   Some of the underwriters and their affiliates have performed investment banking and advisory services for Everest Holdings and its affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for Everest Holdings and its affiliates in the ordinary course of their business.

   A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of preferred securities to underwriters for sale to their online brokerage account holders. The representatives will allocate preferred securities to underwriters that may make Internet distributions on the same basis as other allocations. In addition, preferred securities may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

   Everest Holdings and Everest Capital Trust have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

                                    EXPERTS

   The consolidated financial statements of Everest Group and its subsidiaries and Everest Holdings and its subsidiaries incorporated in this prospectus supplement and the accompanying prospectus by reference to Everest Group's Annual Report on Form 10-K for the year ended December 31, 2001 and Everest Holdings' Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

   The validity of the junior subordinated debt securities and guarantee will be passed upon for Everest Holdings and Everest Capital Trust by Mayer, Brown, Rowe & Maw, Chicago, Illinois, and for the underwriters by Sullivan & Cromwell, New York, New York. Certain matters of Delaware law with respect to the validity of the preferred securities offered by this prospectus supplement will be passed upon for Everest Holdings and Everest Capital Trust by Richards, Layton & Finger, P.A., special Delaware counsel to Everest Holdings and Everest Capital Trust.

                          INCORPORATION BY REFERENCE

   The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

   . Everest Group's Annual Report on Form 10-K for the year ended December 31, 2001;

   . Everest Holdings' Annual Report on Form 10-K for the year ended December 31, 2001;

   . Everest Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

   . Everest Holdings' Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

   . Everest Group's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

   . Everest Holdings' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

   . Everest Group's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2002;

   . Everest Holdings' Quarterly Report on Form 10-Q for the Quarter ended September 30, 2002;

   .   Everest Group's Current Report on Form 8-K dated February 19, 2002;

   .   Everest Group's Current Report on Form 8-K dated March 7, 2002;

   .   Everest Group's Current Report on Form 8-K dated August 13, 2002;

   .   Everest Holdings' Current Report on Form 8-K dated August 13, 2002; and

   . the description of the common shares included in the Registration Statement on Form 8-A, dated March 8, 2000, filed under Section 12 of the Exchange Act.

   All documents filed by Everest Group and by Everest Holdings pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

   Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

                         Everest Global Services, Inc.
                             477 Martinsville Road
                                 P.O. Box 830
                     Liberty Corner, New Jersey 07938-0830
                         Attention: Joseph A. Gervasi
                                (908) 604-3000

                                 $475,000,000

                            EVEREST RE GROUP, LTD.

               Common Shares, Preferred Shares, Debt Securities,
      Warrants to Purchase Common or Preferred Shares or Debt Securities,
               Share Purchase Contracts and Share Purchase Units

                      EVEREST REINSURANCE HOLDINGS, INC.

           Debt Securities and Warrants to Purchase Debt Securities

                           EVEREST RE CAPITAL TRUST

                             Preferred Securities

                                 -------------

   We may offer and sell from time to time securities in one or more offerings up to a total dollar amount of $475,000,000. This prospectus provides you with a general description of the securities we may offer.

   Everest Group may offer and sell the following securities:

      .   common shares;

      .   preferred shares;

      . senior or subordinated debt securities, which may be convertible into our common or preferred shares;

      . warrants to purchase common shares, preferred shares or debt securities; and

      .   share purchase contracts and share purchase units.

   Everest Holdings may offer and sell senior or subordinated debt securities, which may be convertible into Everest Group common or preferred shares and which may be guaranteed by Everest Group, and warrants to purchase debt securities.

   Everest Capital Trust may offer and sell preferred securities, which will be guaranteed by Everest Holdings and which may be guaranteed by Everest Group.

   Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

   The securities will be offered through underwriters, dealers or agents or directly to investors. The supplements to this prospectus will provide the specific terms of the plan of distribution.

   The securities offered by this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 3 for a discussion of certain factors that you should consider before buying the securities.

   Everest Group's common shares are listed on the New York Stock Exchange under the ticker symbol "RE." The closing price of the common shares, as reported on the New York Stock Exchange Composite Tape on September 23, 2002, was $55.35 per share. If we decide to list any other of these securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

                                 -------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is September 26, 2002.

About This Prospectus.....................................................................................  i
Cautionary Note Regarding Forward-Looking Statements......................................................  1
Everest Re Group, Ltd.....................................................................................  1
Everest Reinsurance Holdings, Inc.........................................................................  2
Everest Re Capital Trust..................................................................................  2
Risk Factors..............................................................................................  3
Use of Proceeds........................................................................................... 10
Ratio of Earnings to Fixed Charges........................................................................ 10
Accounting Treatment...................................................................................... 10
Description of our Capital Stock.......................................................................... 10
Description of the Debt Securities........................................................................ 14
Description of the Warrants............................................................................... 26
Description of the Share Purchase Contracts and the Share Purchase Units.................................. 28
Description of the Trust Preferred Securities............................................................. 28
Description of the Trust Preferred Securities Guarantee................................................... 35
Relationship of the Trust Preferred Securities, the Preferred Securities Guarantee and the Debt Securities
  Held by Everest Capital Trust........................................................................... 38
Plan of Distribution...................................................................................... 38
Experts................................................................................................... 40
Legal Matters............................................................................................. 40
Enforcement of Civil Liabilities.......................................................................... 41
Where You Can Find More Information....................................................................... 41

                             ABOUT THIS PROSPECTUS

   You should rely only on the information contained or incorporated by reference in this prospectus. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

   Unless the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Everest Re Group, Ltd. and its subsidiaries, collectively. References to "Everest Group" refer to Everest Re Group, Ltd. References to "Everest Holdings" refer to Everest Reinsurance Holdings, Inc., our Delaware holding company subsidiary. References to "Everest Capital Trust" refer to Everest Re Capital Trust, a Delaware statutory business trust. References to "Everest Bermuda" refer to Everest Reinsurance (Bermuda), Ltd., our Bermuda insurance subsidiary. References to the "common shares" refer to Everest Group's common shares, par value $.01 per share. References to "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

   CERTAIN PERSONS PARTICIPATING IN THE OFFERING MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING MADE HEREBY.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" and "intend." You should be aware that these statements and any other forward-looking statements in these documents only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include those discussed under the caption "Risk Factors" beginning on page 3. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                            EVEREST RE GROUP, LTD.

   Our principal business, conducted through our operating subsidiaries, is the underwriting of reinsurance and insurance in the United States, Bermuda and international markets. Reinsurance is a form of insurance purchased by an insurance company to indemnify it for all or part of the loss that it may sustain under insurance contracts it has written. Insurance companies purchasing reinsurance are often referred to as ceding companies or reinsureds.

   We underwrite reinsurance both through brokers and directly with ceding companies, giving us the flexibility to pursue business regardless of the ceding company's preferred reinsurance purchasing method. All of our insurance company subsidiaries, except Mt. McKinley Insurance Company, are rated A+ ("Superior") by A.M. Best Company, an independent insurance industry rating organization that rates insurance companies on factors of concern to policyholders.

   The address of our principal executive offices is c/o ABG Financial & Management Services Inc., Parker House, Wildey Business Park, Wildey Road, St. Michael, Barbados, and our telephone number is (246) 228-7398.

   Our significant operating subsidiaries are:

   . Everest Reinsurance Company, a Delaware insurance company, referred to in this prospectus as Everest Re, underwrites property and casualty reinsurance for insurance and reinsurance companies in the United States and international markets.

   . Everest Reinsurance (Bermuda), Ltd., a Bermuda insurance company, writes property and casualty business and life and annuity business from its offices in Bermuda.

   . Everest National Insurance Company, an Arizona insurance company, writes property and casualty insurance in the United States.

   . Everest Indemnity Insurance Company, a Delaware insurance company, engages in the excess and surplus lines insurance business in the United States. Excess and surplus lines insurance is specialty property and liability coverage that an insurer not licensed to write insurance in a particular state is permitted to provide when the specific specialty coverage is unavailable from licensed insurers.

   . Mt. McKinley Insurance Company, formerly known as Gibraltar Casualty Company, a Delaware insurance company, engaged in the excess and surplus lines insurance business in the United States from 1978 to 1985. In 1985, it ceased writing new and renewal insurance, and now its ongoing operations relate to servicing claims arising from its previously written business.

   . Everest Security Insurance Company, a Georgia insurance company, writes property and casualty insurance in Georgia.

                      EVEREST REINSURANCE HOLDINGS, INC.

   Everest Holdings was established in 1993 in Delaware to serve as the parent holding company of Everest Re. Until October 6, 1995, Everest Holdings was an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America, referred to in this prospectus as The Prudential. On October 6, 1995, The Prudential sold its entire interest in Everest Holdings' shares of common stock in an initial public offering. Effective February 24, 2000, Everest Holdings completed a restructuring whereby Everest Holdings became the wholly-owned subsidiary of Everest Group, and each outstanding share of common stock of Everest Holdings automatically converted into one common share of Everest Group. Everest Holdings continues to act as the holding company for the subsidiaries of Everest Group in the United States and Canada.

   Everest Holdings' principal executive offices are located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830, and its telephone number is (908) 604-3000.

                           EVEREST RE CAPITAL TRUST

   Everest Holdings created Everest Capital Trust as a statutory Delaware business trust pursuant to a trust agreement. Everest Holdings will enter into an amended and restated trust agreement, referred to in this prospectus as the trust agreement, for Everest Capital Trust, which will state the terms and conditions for Everest Capital Trust to issue and sell its preferred securities and common securities.

   Everest Capital Trust exists solely to:

   . issue and sell its preferred securities, representing undivided beneficial interests in the assets of Everest Capital Trust, to the public;

   . issue and sell its common securities, representing undivided beneficial interests in the assets of Everest Capital Trust, to Everest Holdings;

   . use the proceeds from the sale of its preferred and common securities to purchase a series of Everest Holdings' junior subordinated debt securities;

   . distribute the cash payments it receives from the junior subordinated notes it owns to the holders of the preferred and common securities; and

   . engage in other activities that are necessary or incidental to these purposes.

   Everest Holdings will purchase all of the common securities of Everest Capital Trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of Everest Capital Trust's total capitalization. The preferred securities will represent the remaining 97% of Everest Capital Trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Everest Holdings defaults on the related junior subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate in priority of payment to these amounts payable on the preferred securities.

   The preferred securities will be guaranteed by Everest Holdings and may be guaranteed by us as described later in this prospectus.

   Everest Holdings has appointed five trustees to conduct Everest Capital Trust's business and affairs:

   .   JPMorgan Chase Bank, as property trustee;

   .   Chase Manhattan Bank USA, National Association, as Delaware trustee; and

   .   Three officers of Everest Holdings, as regular trustees.

   Except under specified limited circumstances, only Everest Holdings can remove or replace the trustees. In addition, Everest Holdings can increase or decrease the number of trustees.

   Everest Holdings will pay all fees and expenses related to Everest Capital Trust and the offering of the preferred securities and will pay all ongoing costs and expenses of Everest Capital Trust, except Everest Capital Trust's obligations under the preferred and common securities.

   Everest Capital Trust does not have separate financial statements. The statements would not be material to holders of the preferred securities because Everest Capital Trust will not have any independent operations and exists solely for the reasons summarized above. Everest Holdings files consolidated financial information regarding Everest Capital Trust.

   Everest Capital Trust's principal executive offices are located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830, and its telephone number is (908) 604-3000.

                                 RISK FACTORS

   You should carefully consider the following risk factors regarding us and our securities, in addition to the other information provided in this prospectus, before you purchase any securities. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and the trading price of our securities could decline significantly.

Our results may fluctuate as a result of factors generally affecting the insurance and reinsurance industry.

   The results of companies in the insurance and reinsurance industry historically have been subject to significant fluctuations and uncertainties. Factors that affect the industry in general could also cause our results to fluctuate. The industry's profitability can be affected significantly by:

   . fluctuations in interest rates, inflationary pressures and other changes in the investment environment, which affect returns on invested capital and may impact the ultimate payout of loss amounts;

   . rising levels of actual costs that are not known by companies at the time they price their products;

   . volatile and unpredictable developments, including weather-related and other natural catastrophes;

   . events like the September 11, 2001 attacks, which affect the insurance and reinsurance markets generally;

   . changes in reserves resulting from different types of claims that may arise and the development of judicial interpretations relating to the scope of insurers' liability; and

   . the overall level of economic activity and the competitive environment in the industry.

If our loss reserves are inadequate to meet our actual losses, our net income would be reduced or we could incur a loss.

   We are required to maintain reserves to cover our estimated ultimate liability of losses and loss adjustment expenses for both reported and unreported claims incurred. These reserves are only estimates of what we think the settlement and administration of claims will cost based on facts and circumstances known to us. Because of the uncertainties that surround estimating loss reserves and loss adjustment expenses, we cannot be certain that ultimate losses will not exceed these estimates of losses and loss adjustment reserves. If our reserves are insufficient to cover our actual losses and loss adjustment expenses, we would have to augment our reserves and incur a charge to our earnings. These charges could be material. The difficulty in estimating our reserves is increased because our loss reserves include reserves for potential asbestos and environmental liabilities. Asbestos and environmental liabilities are especially hard to estimate for many reasons, including the long waiting periods between exposure and manifestation of any bodily injury or property damage, difficulty in identifying the source of the asbestos or environmental contamination, long reporting delays and difficulty in properly allocating liability for the asbestos or environmental damage.

Our inability to assess underwriting risk accurately could reduce our net income.

   Our success depends on our ability to assess accurately the risks associated with the businesses on which the risk is retained. If we fail to assess accurately the risks we retain, we may fail to establish appropriate premium rates and our reserves may be inadequate to cover our losses, which could reduce our net income.

Decreases in rates for property and casualty reinsurance and insurance could reduce our net income.

   We write primarily property and casualty reinsurance and insurance. The property and casualty industry historically has been highly cyclical. Rates for property and casualty reinsurance and insurance are influenced primarily by factors that are outside of our control. Any significant decrease in the rates for property and casualty insurance or reinsurance could reduce our net income.

If rating agencies downgrade their ratings of our insurance company subsidiaries, our future prospects for growth and profitability could be significantly and adversely affected.

   Our insurance company subsidiaries, other than Mt. McKinley Insurance Company, currently hold an "A+ ("Superior")" financial strength rating from A.M. Best Company, an "AA- ("Very Strong")" financial strength rating from Standard & Poor's Ratings Services and an "Aa3 ("Excellent")" financial strength rating from Moody's Investors Service, Inc. Financial strength ratings are used by insurers and reinsurance and insurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. In addition, the rating of a company purchasing reinsurance may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. A downgrade or withdrawal of any of these ratings might adversely affect our ability to market our insurance products and would have a significant and adverse effect on our future prospects for growth and profitability.

Our reinsurers may not satisfy their obligations to us.

   We are subject to credit risk with respect to our reinsurers because the transfer of risk to a reinsurer does not relieve us of our liability to the insured. In addition, reinsurers may be unwilling to pay us even though they are able to do so. The failure of one or more of our reinsurers to honor their obligations to us or to delay payment would impact our cash flow and reduce our net income and could cause us to incur a significant loss.

If we are unable to purchase reinsurance and transfer risk to reinsurers, our net income could be reduced or we could incur a loss.

   We attempt to limit our risk of loss by purchasing reinsurance to transfer a portion of the risks we assume. The availability and cost of reinsurance is subject to market conditions, which are outside of our control. As a result, we may not be able to successfully purchase reinsurance and transfer risk through reinsurance arrangements. A lack of available reinsurance might adversely affect the marketing of our programs and/or force us to retain all or a part of the risk that cannot be reinsured. If we were required to retain these risks and ultimately pay claims with respect to these risks, our net income could be reduced or we could incur a loss.

Our industry is highly competitive and we may not be able to compete successfully in the future.

   Our industry is highly competitive and experiences significant price competition. We compete in the United States and international markets with domestic and international insurance companies. Some of these competitors have greater financial resources than we do, have been operating for longer than we have and have established long-term and continuing business relationships throughout the industry, which can be a significant competitive advantage. In addition, we expect to face further competition in the future. We may not be able to compete successfully in the future.

We are dependent on our key personnel.

   Our success depends on our ability to retain the services of our existing key executive officers and to attract and retain additional qualified personnel in the future. The loss of the services of any of our key executive officers or the inability to hire and retain other highly qualified personnel in the future could adversely affect our ability to conduct our business. Under Bermuda law, non-Bermudians, other than spouses of Bermudians, are not permitted to engage in any gainful occupation in Bermuda without a work permit issued by the Bermuda government. A work permit is only granted or extended if the employer can show that, after proper public advertisement, no Bermudian or spouse of a Bermudian is available who meets the minimum standards for the position. The Bermuda government recently announced a new policy that places a six-year term limit on individuals with work permits, subject to specified exemptions for persons deemed to be key employees. These restrictions make it difficult to hire and retain highly qualified personnel in Bermuda. If work permits are not obtained or renewed for our key employees in Bermuda, we could lose their services, which could adversely affect our ability to conduct our business.

The value of our investment portfolio and the investment income we receive from that portfolio could decline as a result of market fluctuations, economic conditions and other factors.

   A significant portion of our investment portfolio consists of fixed income securities and a smaller portion consists of equity securities. Both the fair market value of these assets and the investment income from these assets fluctuate depending on general economic and market conditions and the performance of the individual investments that comprise the portfolio. For example, the fair market value of our fixed income securities generally increases or decreases in an inverse relationship with fluctuations in interest rates. The fair market value of our fixed income securities also can decrease as a result of many factors, including a downturn in the business cycle, as well as adverse business or financial disclosures by issuers of fixed income securities, that cause the credit quality of those securities to deteriorate. The net investment income that we realize from future investments in fixed income securities will generally increase or decrease with interest rates. Interest rate fluctuations also can cause net investment income from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, to differ from the income anticipated from those securities at the time we bought them. In addition, if issuers of individual investments are unable to meet their obligations, investment income will be reduced and realized capital losses may arise. Because all of our securities are classified as available for sale, changes in the market value of our securities are reflected in our financial statements. Similar treatment is not available for liabilities. As a result, a decline in the value of the securities in our portfolio could reduce our net income or cause us to incur a loss.

Insurance laws and regulations restrict our ability to operate.

   We are subject to extensive regulation under U.S. state and foreign insurance laws. These laws limit the amount of dividends that can be paid to us by our operating subsidiaries, impose restrictions on the amount and type of investments that they can hold, prescribe solvency standards that must be met and maintained by them and require them to maintain reserves. These laws also require disclosure of material intercompany transactions and require prior approval of "extraordinary" transactions. These "extraordinary" transactions include declaring dividends from operating subsidiaries that exceed statutory thresholds. These laws also generally require approval of changes of control. Our failure to comply with these laws could subject us to fines and penalties and restrict us from conducting business. The application of these laws could affect our liquidity and ability to pay dividends or interest and other payments on our securities, as applicable, and could restrict our ability to expand our business operations through acquisitions involving our insurance subsidiaries.

Failure to comply with insurance laws and regulations could have a material adverse effect on our business.

   We cannot assure you that we have or can maintain all required licenses and approvals or that our business fully complies with the wide variety of applicable laws and regulations or the relevant authority's interpretation of the laws and regulations. In addition, some regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or monetarily penalize us. These types of actions could have a material adverse effect on our business.

Our holding company structure could prevent us from paying dividends, interest or other payments on our securities.

   Everest Group and Everest Holdings are holding companies, each of whose most significant assets consist of the stock of its operating subsidiaries. As a result, each of Everest Group's and Everest Holdings' ability to pay dividends, interest or other payments on its securities in the future will depend on the earnings and cash flows of the operating subsidiaries and the ability of the subsidiaries to pay dividends or to advance or repay funds to it. This ability is subject to general economic, financial, competitive, regulatory and other factors beyond our control. Payment of dividends and advances and repayments from some of the operating subsidiaries are regulated by U.S. state and foreign insurance laws and regulatory restrictions, including minimum solvency and liquidity thresholds. Accordingly, the operating subsidiaries may not be able to pay dividends or advance or repay funds to us in the future, which could prevent us from paying dividends, interest or other payments on our securities.

We may experience exchange losses if we do not manage our foreign currency exposure properly.

   Our functional currency is the United States dollar. However, we write a portion of our business and receive a portion of our premiums in currencies other than United States dollars. We also maintain a portion of our investment portfolio in investments denominated in currencies other than United States dollars. Consequently, we may experience exchange losses if our foreign currency exposure is not properly managed or otherwise hedged. If we seek to hedge our foreign currency exposure by using forward foreign currency exchange contracts or currency swaps, we will be subject to the risk that the counter parties to those arrangements will fail to perform, or that those arrangements will not precisely offset our exposure.

If U.S. tax law changes, our net income may be reduced.

   In the last few years, some members of Congress have expressed concern about U.S. corporations that move their place of incorporation to low-tax jurisdictions. Also, some members of Congress have expressed concern over a competitive advantage that foreign-controlled insurers and reinsurers may have over U.S.-controlled insurers and reinsurers due to the purchase of reinsurance by U.S. insurers from affiliates operating in some foreign jurisdictions, including Bermuda. Legislation has recently been proposed in Congress that would increase the U.S. tax burden on so-called "inverting" companies and increase the U.S. tax burden on related-party reinsurance transactions. We do not know whether this legislation or any similar legislation will ever be enacted into law. If it were enacted, the U.S. tax burden on our Bermuda operations, or on some business ceded from our licensed U.S. insurance subsidiaries to some offshore reinsurers, could be increased. This could reduce our net income.

Everest Group and/or Everest Bermuda may be subject to U.S. corporate income tax, which would reduce our net income.

   The income of Everest Bermuda is a significant portion of our worldwide income from operations. We have established guidelines for the conduct of our Bermuda operations that are designed to minimize the risk that Everest Bermuda would be treated as engaged in the conduct of a trade or business in the United States. Based on its compliance with those guidelines, we believe that Everest Bermuda should not be required to pay U.S. corporate income tax, other than withholding tax on U.S. source dividend income. However, if the IRS successfully contended that Everest Bermuda was engaged in a trade or business in the United States, Everest Bermuda would be required to pay U.S. corporate income tax on any income that is subject to the taxing jurisdiction of the United States, and possibly the U.S. branch profits tax. Even if the IRS successfully contended that Everest Bermuda was engaged in a U.S. trade or business, the U.S.-Bermuda tax treaty would preclude the IRS from taxing Everest Bermuda's income except to the extent that its income were attributable to a permanent establishment maintained by that subsidiary. We do not believe that Everest Bermuda has a permanent establishment in the United States or any material income attributable to a permanent establishment in the United States. If the IRS successfully contended that Everest Bermuda did have income attributable to a permanent establishment in the United States, it would be subject to U.S. tax on that income.

   We conduct our Barbados operations in a manner designed to minimize our U.S. tax exposure. Based on our compliance with guidelines designed to ensure that we generate only immaterial amounts, if any, of income that is subject to the taxing jurisdiction of the United States, we believe that we should be required to pay only immaterial amounts, if any, of U.S. corporate income tax, other than withholding tax on U.S. source dividend income. However, if the IRS successfully contended that we had material amounts of income that is subject to the taxing jurisdiction of the United States, we would be required to pay U.S. corporate income tax on that income, and possibly the U.S. branch profits tax. Even if the IRS successfully contended that we had material amounts of income that is subject to the taxing jurisdiction of the United States, the U.S.-Barbados tax treaty would preclude the IRS from taxing our income, except to the extent that our income was attributable to a permanent establishment maintained by us in the United States. We do not believe that we have material amounts of income attributable to a permanent establishment in the United States. If the IRS successfully contended, however, that we did have income attributable to a permanent establishment in the United States, we would be subject to U.S. tax on that income.

   If Everest Bermuda became subject to U.S. income tax on its income or if we became subject to U.S. income tax on more than immaterial amounts of income, our income could also be subject to the U.S. branch profits tax. In that event, Everest Group and Everest Bermuda would be subject to taxation at a higher combined effective rate than if they were organized as U.S. corporations. The combined effect of the 35% U.S. corporate income tax rate and the 30% branch profits tax rate is a net tax rate of 54.5%. The imposition of these taxes would reduce our net income.

The Organization for Economic Cooperation and Development and the European Union are considering measures that might increase Everest Group's taxes and reduce our net income.

   A number of multinational organizations, including the Organization for Economic Cooperation and Development, also referred to in this prospectus as the OECD, the European Union, the Financial Action Task Force and the Financial Stability Forum, also referred to in this prospectus as FSF, have all recently identified some countries as not participating in adequate information exchange, engaging in harmful tax practices or not maintaining adequate controls to prevent corruption, such as money laundering activities. Recommendations to limit these harmful practices are under consideration by these organizations, and a recent report published on November 27, 2001 by the OECD at the behest of FSF titled "Behind the Corporate Veil: Using Corporate Entities for Illicit Purposes," contains an extensive discussion of specific recommendations. The OECD has threatened non-member jurisdictions that do not agree to cooperate with the OECD with punitive sanctions by OECD member countries, though specific sanctions have yet to be adopted by OECD member countries. It is as yet unclear as to what these sanctions will be, who will adopt them and when or if they will be imposed. On April 18, 2002, the OECD published a list of "uncooperative tax havens," which are those jurisdictions from whom the OECD has not received commitments to the OECD's principles of regulatory and tax transparency and effective exchange of information. The governments of both Bermuda and Barbados have made these commitments. As a result, neither Bermuda nor Barbados was listed as an uncooperative tax haven.

Everest Group and/or Everest Bermuda may become subject to Bermuda tax, which would reduce our net income.

   Everest Group and Everest Bermuda currently are not subject to income or capital gains taxes in Bermuda. Both companies have received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if any legislation is enacted in Bermuda that imposes any tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then that tax will not apply to us or to any of our operations or our shares, debentures or other obligations until March 28, 2016. This assurance does not prevent the application of any of those taxes to persons ordinarily resident in Bermuda and does not prevent the imposition of any tax payable in accordance with the provisions of The Land Tax Act of 1967 of Bermuda or otherwise payable in relation to any property leased to Everest Group. There are currently no procedures for extending these assurances. As a result, Everest Group and Everest Bermuda could be subject to taxes in Bermuda after March 28, 2016, which could reduce our net income.

Everest Group may become subject to Barbados tax, which would reduce our net income.

   Everest Group has obtained an international business company license under the Barbados International Business Companies Act, 1991-24. Based on this license, Everest Group is entitled to special tax benefits, including a preferred rate of tax on profits and gains and an exemption from withholding tax in respect of any dividends, interest, royalties, fees or management fees deemed to be paid to another international business company or to a person not resident in Barbados. Everest Group also has obtained from the Ministry of Economic Development a fifteen year guarantee in accordance with Section 27 of the International Business Companies Act with regards to its continued eligibility for this preferred status. This guarantee is applicable until 2014 and is subject to negative resolution, which means that this guarantee can be revoked at any time. In addition, there are currently no procedures for extending this guarantee. As a result, Everest Group could be ineligible for these benefits after that period or earlier if the guarantee is revoked, which could reduce our net income.

Our net income will be reduced if U.S. excise and withholding taxes are increased.

   Everest Bermuda is subject to an excise tax on reinsurance and insurance premiums it collects with respect to risks located in the United States. In addition, Everest Bermuda may be subject to withholding tax on dividend income from United States sources. These taxes could increase and other taxes could be imposed in the future on Everest Bermuda's business, which could reduce our net income.

Regulatory challenges in the United States could adversely affect the ability of Everest Bermuda to conduct business.

   Everest Bermuda does not intend to be licensed or admitted as an insurer or reinsurer in any U.S. jurisdiction. Under current law, Everest Bermuda generally will be permitted to reinsure U.S. risks from its office in Bermuda without obtaining those licenses. However, the insurance and reinsurance regulatory framework has become subject to increased scrutiny. In the past, there have been congressional and other initiatives in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate reinsurers domiciled outside the United States. If Everest Bermuda were to become subject to any insurance laws of the United States or any U.S. state at any time in the future, it might be required to post deposits or maintain minimum surplus levels and might be prohibited from engaging in lines of business or from writing types of policies. Complying with those laws could have a material adverse effect on our ability to conduct business in the Bermuda market.

Everest Bermuda may need to be licensed or admitted in additional jurisdictions to develop its business.

   As Everest Bermuda's business develops, it will monitor the need to obtain licenses in jurisdictions other than Bermuda in order to comply with applicable law or to be able to engage in additional insurance-related activities. In addition, Everest Bermuda may be at a competitive disadvantage in jurisdictions where it is not licensed or does not enjoy an exemption from licensing relative to competitors that are so licensed or exempt from licensing. Everest Bermuda may not be able to obtain any additional licenses that it determines are necessary or desirable. Furthermore, the process of obtaining those licenses is often costly and may take a long time.

Everest Bermuda's ability to write reinsurance may be severely limited if it is unable to arrange for security to back its reinsurance.

   Many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements without appropriate security. Everest Bermuda's reinsurance clients typically require it to post a letter of credit or enter into other security arrangements. If Everest Bermuda is unable to obtain or maintain a letter of credit facility on commercially acceptable terms or is unable to arrange for other types of security, its ability to operate its business may be severely limited. If Everest Bermuda defaults on any letter of credit that it obtains, it may be required to prematurely liquidate a substantial portion of its investment portfolio and other assets pledged as collateral.

You may not be able to recover damages from Everest Group, some of its directors and officers and some experts named in this prospectus if you sue them.

   Everest Group is organized under the laws of Bermuda. Some of its directors and officers, as well as some of the experts named in this prospectus, may reside outside the United States. A substantial portion of our and their assets are or may be located in jurisdictions outside the United States. You may not be able to effect service of process within the United States on directors and officers of Everest Group and those experts who reside outside the United States. You also may not be able to recover against them or Everest Group on judgments of U.S. courts or to obtain original judgments against them or Everest Group in Bermuda courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws.

We are subject to litigation, claims and proceedings that could harm our business.

   We are subject from time to time to various litigation, claims and proceedings that arise in the course of our business, including in connection with our activities as a reinsurer and insurer. While it is not feasible to predict or determine the outcome of all of these matters, we believe that their outcome is not likely to have a material adverse effect on our financial position. However, given the inherent unpredictability of litigation, it is possible that an adverse outcome in some matters could have a material adverse effect on our results of operations.

                                USE OF PROCEEDS

   Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be used for working capital and other general corporate purposes.

                      RATIO OF EARNINGS TO FIXED CHARGES

                              Six Months
                              Ended June 30, Fiscal Year Ended December 31,
                              -------------- --------------------------
                              2002    2001   2001     2000 1999 1998  1997
                              ----    ----   ----     ---- ---- ----- -----
             Everest Group... 6.8     6.2    2.9      6.7  73.4 121.2 127.9
             Everest Holdings 4.7     4.8    1.6      6.0  73.4 121.2 127.9

                             ACCOUNTING TREATMENT

   Everest Capital Trust will be treated as a subsidiary of Everest Holdings for financial reporting purposes. Accordingly, Everest Capital Trust's financial statements will be included in the consolidated financial statements of Everest Holdings. The preferred securities will be presented as a separate line item in the consolidated statements of financial condition of Everest Holdings under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Notes of the Company" and appropriate disclosures about the preferred securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, Everest Holdings will record distributions payable on the preferred securities as a component of interest expense in the consolidated statements of operations of Everest Holdings.

   In its future financial reports, Everest Holdings will: (1) present the preferred securities on its consolidated financial statements of financial condition as a separate line item entitled "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Notes of the Company" and (2) include in a footnote to the financial statements disclosure that the sole assets of Everest Capital Trust are the junior subordinated debt securities specifying the principal amount, interest rate and maturity date of the junior subordinated debt securities held.

                       DESCRIPTION OF OUR CAPITAL STOCK

   The following is a summary of some of the provisions of the memorandum of association and bye-laws of Everest Group. Because this summary is not complete, you should refer to the memorandum of association and bye-laws for additional information regarding the common shares and preferred shares. Copies of the memorandum of association and bye-laws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

   Our authorized share capital consists of 200,000,000 common shares, par value $.01 per share, of which 50,869,931 were outstanding as of August 30, 2002 and 2,060,874 were subject to stock options outstanding which are, or may become, exercisable into common shares; and 50,000,000 preferred shares, par value $.01 per share, none of which are currently outstanding. From time to time, Everest Group repurchases its common shares either directly or through its subsidiaries.

Common Shares

   Our common shares are listed on the New York Stock Exchange under the symbol "RE." The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Our common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law.

   Under our bye-laws, the holders of common shares have no redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in the assets of Everest Group, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred shares. The holders of our common shares will receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends.

   The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy more than 50% of the issued and outstanding common shares. Subject to the voting restrictions set forth below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. Most matters to be approved by holders of common shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present.

   Our board of directors is divided into three classes that are elected for staggered three-year terms. Shareholders may only remove a director for cause at a special meeting of shareholders at which the votes of not less than 50% of the shares entitled to vote are cast in favor of removal. This could make the removal of the incumbent directors of Everest Group more difficult and delay or prevent a change of control that a shareholder might consider in his or her best interest, including a takeover attempt that might result in a premium over the market price for the shares held by shareholders.

   Limitation on Voting Rights. If and for as long as the aggregate number of controlled shares, as defined below, of any person exceeds 9.9% of the total voting power of all of the issued and outstanding share capital of Everest Group, each controlled share, regardless of the identity of the registered holder, will confer only a fraction of a vote as determined by the following formula:

                                     (T-C)
                                   --------
                                   (9.1 X C)

Where:

   . "T" is the aggregate number of votes conferred by all of the issued and outstanding share capital prior to the application of the formula with respect to any particular person, adjusted to take into account any prior reduction taken with respect to any other person as a result of a previous application of the formula.

   .   "C" is the number of controlled shares attributable to the person; and

   . "Controlled shares" of any person refers to all shares of the issued and outstanding share capital owned by that person, whether

      .   directly,

      . with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of sections 958(a) and 958(b) or 544 and 554 of the U.S. Internal Revenue Code of 1986, or

      . beneficially within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934.

   The formula will be applied successively, starting with the person to whom the largest number of controlled shares is attributable, as many times as may be necessary to ensure that the aggregate number of controlled shares of any person does not exceed 9.9% of the total voting power of all of the issued and outstanding share capital at any time.

   The directors retain discretion to make final adjustments to the aggregate number of votes attaching to the shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that the aggregate number of controlled shares of any person does not exceed 9.9% of the total voting power of Everest Group.

   Restrictions on Transfer. Our bye-laws permit our board of directors to decline to register any transfer of common shares if it has reason to believe that the transfer would result in:

   . any person that is not an investment company beneficially owning more than 5.0% of any class of the issued and outstanding share capital of Everest Group,

   . any person holding controlled shares in excess of 9.9% of any class of the issued and outstanding share capital of Everest Group or

   . any adverse tax, regulatory or legal consequences to Everest Group, any of its subsidiaries or any of its shareholders.

   If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within 30 days of their refusal. Our bye-laws also provide that the board of directors may suspend the registration of transfers at any time and for any periods that it determines, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

   We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that while the precise form of the restrictions on transfer contained in the bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of those common shares will be deemed to own those common shares for dividend, voting and reporting purposes until a transfer of those common shares has been registered on the shareholder register of Everest Group.

   Repurchase Rights. Our bye-laws provide that if the board of directors has reason to believe that

   . any person that is not an investment company beneficially owns more than 5.0% of any class of the issued and outstanding share capital of Everest Group,

   . any person holds controlled shares in excess of 9.9% of any class of the issued and outstanding share capital of Everest Group or

   . share ownership by any person may result in adverse tax, regulatory or legal consequences to Everest Group, any of its subsidiaries or any other shareholder,

then Everest Group will have the option, but not the obligation, to redeem or purchase all or any part of the common shares so held to the extent the board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for any common shares redeemed or purchased will be the fair market value of those shares, defined as the average of the high and low sale prices of the common shares on the New York Stock Exchange for the last 15 trading days immediately preceding the day on which Everest Group sends a notice of redemption or purchase to the shareholder.

   The limitations on voting, restrictions on transfer and repurchase rights described above could have the effect of rendering more difficult or discouraging unsolicited takeover bids from third parties or the removal of incumbent directors of Everest Group.

   Information Requirements. Our bye-laws provide that the board of directors may require any shareholder or proposed transferee of shares to certify or otherwise provide to the board of directors complete and accurate information necessary for it to give effect to the limitations on voting, restrictions on transfer and repurchase rights described above. If any shareholder or proposed transferee fails to respond to that request in a timely fashion or if the board of directors has reason to believe that any certification or other information provided is inaccurate or incomplete, the board of directors may decline to approve any transfer to which that request relates or may determine to disregard for all purposes all votes attached to any common shares held by that shareholder.

   Transfer Agent. The transfer agent and registrar for our common shares is EquiServe Trust Company, N.A.

Preferred Shares

   Subject to the Companies Act 1981 of Bermuda, the board of directors may establish one or more series of preferred shares having the number of shares, designation, powers, preferences, voting rights, dividend rates, repurchase provisions and other rights, qualifications, limitations or restrictions that may be fixed by the board of directors. The issuance of preferred shares could have the effect of discouraging an attempt to obtain control of Everest Group. The issuance of preferred shares also could adversely affect the voting power of the holders of our common shares, deny shareholders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and have a depressive effect on the market price of the common shares.

   The preferred shares to be offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable within the meaning of applicable Bermuda law. The terms of any preferred shares offered by a prospectus supplement will be filed with the SEC on a Form 8-K or by post-effective amendment to the registration statement of which this prospectus is a part.

   The applicable prospectus supplement relating to the particular series of preferred shares will describe the specific terms of that series as fixed by the board of directors, including:

   . the offering price at which Everest Group will issue the preferred shares;

   . the title, designation of number of shares and stated value of the preferred shares;

   . the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate and any limitations, restrictions or conditions on the payments of dividends;

   .   any conversion or exchange rights;

   . whether the preferred shares will be subject to repurchase and the repurchase price and other terms and conditions relative to the repurchase rights;

   .   any liquidation rights;

   .   any sinking fund provisions;

   .   any voting rights; and

   . any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of Everest Group's memorandum of association and bye-laws.

Bermuda Exchange Control

   We have obtained consent for the issue and transfer of our shares to and between non-residents of Bermuda for exchange control purposes from the Bermuda Monetary Authority as required by The Exchange Control

Act 1972 of Bermuda and related regulations. This consent is subject to the condition that our common shares be listed on an appointed stock exchange, which includes the New York Stock Exchange. No further permission from the Bermuda Monetary Authority will be required to issue our shares or to transfer our shares between persons regarded as non-resident in Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of our shares involving any persons regarded as resident in Bermuda for exchange control purposes require prior authorization. The Bermuda Monetary Authority also has designated Everest Group as non-resident for exchange control purposes. This designation allows Everest Group to transfer funds in and out of Bermuda and to pay dividends to non-residents of Bermuda who are holders of our shares in currencies other than the Bermuda Dollar. There are no provisions of Bermuda law or our memorandum of association or bye-laws which impose any limitation on the rights of shareholders to hold or vote our shares by reason of their not being residents of Bermuda.

                      DESCRIPTION OF THE DEBT SECURITIES

   Everest Group or Everest Holdings may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Everest Group's senior debt securities would be issued under a senior indenture between Everest Group and JPMorgan Chase Bank, as trustee. Everest Group's subordinated debt securities would be issued under a subordinated indenture between Everest Group and JPMorgan Chase Bank, as trustee. The Everest Group senior indenture and subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. A supplemental indenture containing the particular terms of any debt securities issued by Everest Group will be executed at the time the debt securities are issued and will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

   Everest Holdings' senior debt securities would be issued under a senior indenture, dated March 14, 2000, between Everest Holdings and The Chase Manhattan Bank, now known as JPMorgan Chase Bank, as trustee. Everest Holdings' subordinated debt securities would be issued under a subordinated indenture between Everest Holdings and JPMorgan Chase Bank, as trustee. The Everest Holdings senior indenture and subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. A supplemental indenture containing the particular terms of any debt securities issued by Everest Holdings will be executed at the time the debt securities are issued and will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

   Everest Group's senior indenture, Everest Group's subordinated indenture, Everest Holdings' senior indenture and Everest Holdings' subordinated indenture are sometimes referred to in this prospectus collectively as the "indentures" and each, individually, as an "indenture." Everest Group's senior indenture and Everest Holdings' senior indenture are sometimes referred to in this prospectus collectively as the "senior indentures" and each, individually, as a "senior indenture." Everest Group's subordinated indenture and Everest Holdings' subordinated indenture are sometimes referred to in this prospectus collectively as the "subordinated indentures" and each, individually, as a "subordinated indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

   The following discussion summarizes the material terms and provisions of the indentures and the related debt securities; however, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indentures and subordinated indentures are substantially identical to one another, except for specific covenants relating to subordination contained in the subordinated indentures.

General

   The indentures provide that the issuer may issue the debt securities thereunder from time to time in one or more series.

   Unless otherwise stated in the applicable prospectus supplement, senior debt securities will be unsecured obligations of the issuer and will rank equally with all of the issuer's other unsecured and unsubordinated indebtedness. The senior debt securities will be subordinated in right of payment to all of the issuer's existing and future secured indebtedness. As a result, in the event of the issuer's bankruptcy, liquidation or reorganization or upon acceleration of the senior debt securities due to an event of default, the issuer's assets will be available to pay its obligations on the senior debt securities only after all secured indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the senior debt securities then outstanding. The senior debt securities are also effectively subordinated to the indebtedness and other liabilities of the issuer's subsidiaries. The senior indentures do not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by the issuers or their respective subsidiaries. The incurrence of additional senior indebtedness and other liabilities by the issuer or its subsidiaries could adversely affect the issuer's ability to pay the obligations on any senior debt securities.

   Unless otherwise stated in the applicable prospectus supplement, subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all secured and senior indebtedness of the issuer, as described below under "Subordination of Subordinated Debt Securities" and in the applicable prospectus supplement. As a result, in the event of the issuer's bankruptcy, liquidation or reorganization or upon acceleration of the subordinated debt securities due to an event of default, the issuer's assets will be available to pay its obligations on the subordinated debt securities only after all secured and senior indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the subordinated debt securities then outstanding. The subordinated debt securities are also effectively subordinated to the indebtedness and other liabilities of the issuer's subsidiaries. The subordinated indentures do not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by the issuers or their respective subsidiaries. The incurrence of additional senior, secured and subordinated indebtedness and other liabilities by the issuer or its subsidiaries could adversely affect the issuer's ability to pay the obligations on any subordinated debt securities.

   As of June 30, 2002, Everest Group had no secured indebtedness outstanding and guaranteed approximately $105.0 million of unsecured senior indebtedness of Everest Holdings, which would rank equal in priority with other senior debt securities issued by Everest Group. As of June 30, 2002, Everest Group's subsidiaries had approximately $6.5 billion of indebtedness and other liabilities, including insurance reserves. As of June 30, 2002, Everest Holdings had no secured indebtedness outstanding and approximately $553.9 million of unsecured senior indebtedness outstanding, which would rank equal in priority with other senior debt securities issued by Everest Holdings. As of June 30, 2002, Everest Holdings' subsidiaries had approximately $5.7 billion of indebtedness and other liabilities, including insurance reserves.

   The rights of our creditors, including the holders of our debt securities and the holders of Everest Holdings' debt securities who are creditors of Everest Group by virtue of any guarantee of the debt securities issued by Everest Holdings, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. The rights of Everest Holdings' creditors, including the holders of its debt securities, to participate in the distribution of stock owned by it in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

   The prospectus supplement relating to the particular debt securities offered by the prospectus supplement will describe the following terms of the offered debt securities:

   . the title of the debt securities and the series in which the debt securities will be included;

   . the aggregate principal amount of the debt securities and any limit upon the principal amount;

   . the date or dates, or the method or methods, if any, by which the date or dates will be determined, on which the principal of the debt securities will be payable;

   . the rate or rates at which the debt securities will bear interest, if any, which rate may be zero in the case of some debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which the rate or rates will be determined, including, if applicable, any remarketing option or similar method, and the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

   . the date or dates on which interest, if any, on the debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

   . any right to extend or defer the interest payment period and the duration of any extension;

   . the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

   . if other than as set forth in this prospectus, the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable, and any of the debt securities that may be surrendered for registration of transfer, conversion or exchange;

   . the issuer's obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund, amortization or analogous provision and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to any obligation;

   . the terms and conditions, if any, on which the debt securities of the series may be redeemed at the issuer's option or at the option of the holders;

   . any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to the debt securities;

   . whether the debt securities will be convertible into common shares or preferred shares of Everest Group and/or exchangeable for other securities of Everest Group or Everest Holdings and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable;

   . whether the debt securities are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global security or securities;

   . whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

   . in the case of debt securities issued by Everest Holdings, the provisions, if any, relating to our guarantee of Everest Holdings' debt securities;

   . any deletions from, modifications of or additions to the events of default or covenants of the issuer with respect to the debt securities; and

   . any other material terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities.

   The issuer will have the ability under the indentures to "reopen" a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.

   The issuer may offer and sell the debt securities at a substantial discount below their principal amount and the indentures do not provide any limit on the amount by which the issuer may discount the debt securities. The applicable prospectus supplement will describe the special United States federal income tax and other considerations, if any, applicable to the discounted debt securities. In addition, the applicable prospectus supplement may describe special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.

   Unless the applicable prospectus supplement states otherwise, the issuer will only issue the debt securities in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000, and there will be no service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment to cover any tax or other governmental charge payable in connection with the registration or transfer. Unless otherwise provided in the applicable prospectus supplement, interest may be paid by check mailed to the persons entitled to the interest at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the regular record date with respect to each interest payment date.

   Interest on the debt securities in connection with a redemption, whether the redemption is before or after the regular record date, will be payable to the persons in whose names the debt securities are registered on the redemption date, unless the redemption date is on an interest payment date. If the redemption date is on an interest payment date, interest on the debt securities will be payable to the persons in whose names the debt securities were registered on the next preceding regular record date. All paying agents initially designated by the issuer for the debt securities will be named in the applicable prospectus supplement. The issuer may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

   Unless otherwise provided in the applicable prospectus supplement, the debt securities may be presented for transfer, duly endorsed or accompanied by a written instrument of transfer, if so required by the issuer or the security registrar, or exchanged for other debt securities of the same series, containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, at the office or agency maintained by the issuer for these purposes, which shall initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to:

   . issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of the mailing;

   . register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

   . register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

   We and Everest Holdings have appointed the trustee as security registrar. Any transfer agent, in addition to the security registrar, initially designated by either issuer for any debt securities will be named in the applicable prospectus supplement. The issuer may, at any time, designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place whether the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

   The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depository or its nominee and, if so represented, interests in the global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to the debt securities and to payment on and transfer and exchange of the debt securities will be described in the applicable prospectus supplement.

   Unless otherwise described in the applicable prospectus supplement, the indentures do not contain any provisions that would limit the issuer's ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer's credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer. Accordingly, the issuer could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect its capital structure or credit rating. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of or additions to the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Global Securities

   The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

   The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the applicable prospectus supplement. We and Everest Holdings anticipate that the following provisions will apply to all depositary arrangements.

   Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security. The accounts will be designated by the underwriters or agents with respect to the debt securities or by the issuer if the debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee, with respect to interests of participants, and on the records of participants, with respect to interests of persons other than participants. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

   So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.

   Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities in definitive form.

   Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of the trustee, any paying agent, the security registrar or the issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We and Everest Holdings expect that the depositary or its nominee, upon receipt of any payment with respect to the debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. We and Everest Holdings also expect that payments by participants to owners of beneficial interests in the global security held through its participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of the participants.

   The indentures provide that if:

   . the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable indenture and, in each case, a successor depositary is not appointed by the issuer within 90 days of written notice;

   . the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to this effect; or

   . an event of default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of that series in definitive form of like tenor and of an equal aggregate principal amount in authorized denominations.

   The definitive debt securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Guarantee of Everest Holdings Debt Securities by Everest Group

   If provided for in the applicable prospectus supplement, Everest Group will fully and unconditionally guarantee all obligations with respect to any series of debt securities issued by Everest Holdings. Unless provided otherwise in the applicable prospectus supplement, each Everest Group debt security guarantee will be unsecured indebtedness of Everest Group and will rank equally with all of Everest Group's other unsecured indebtedness. Each Everest Group debt security guarantee may rank equally with or senior or subordinate to Everest Group's other indebtedness. As a result, in the event of Everest Group's bankruptcy, liquidation or reorganization or upon acceleration of any series of debt securities due to an event of default, Everest Group's assets will be available to pay its obligations on the Everest Group debt security guarantee only after all secured indebtedness and other indebtedness senior to the guarantee has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the Everest Group debt securities guarantees. Each Everest Group debt security guarantee will also effectively subordinated to the indebtedness and other liabilities of Everest Group's subsidiaries.

   Unless provided otherwise in the applicable prospectus supplement, each Everest Group debt security guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue Everest Group to enforce its rights under the Everest Group debt security guarantee without first suing any other person or entity.

Payment of Additional Amounts

   Unless otherwise provided in the applicable prospectus supplement, Everest Group will make all payments of principal and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series and all payments under any Everest Group debt security guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Everest Group or any successor is organized or resident for tax purposes or any political subdivision or taxing authority of Bermuda or any of those other jurisdictions. If any withholding or deduction is required by law, Everest Group will, subject to specified limitations and exceptions described below or in the applicable prospectus supplement, pay to the holder of any applicable debt securities any additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to the holder after the withholding or deduction will not be less than the amount provided for in the applicable debt security and indenture to be then due and payable.

   Notwithstanding the foregoing, Everest Group will not be required to pay any additional amounts under the applicable indenture as a result of:

   . the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security was a resident, domiciliary or national of, or had other specified connections with, the relevant taxing jurisdiction or presented the debt security for payment in the relevant taxing jurisdiction unless it could not have been presented elsewhere;

   . the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security presented the debt security for payment more than 30 days after it was due and payable, except to the extent that the holder would have been entitled to the additional amounts if it had presented the debt security for payment on any day within that 30-day period;

   . any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge; or

   . the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security failed to comply, within 90 days, with any reasonable request by Everest Group addressed to the holder or beneficial owner relating to the provision of information or the making of a declaration required by the taxing jurisdiction as a precondition to exemption from all or part of the tax, fee, duty, assessment or governmental charge.

   In addition, Everest Group will not pay additional amounts with respect to any payment to any holder of a debt security where the beneficial owner of the debt security is a fiduciary or partnership to the extent that the payment would be included in the income for tax purposes of a beneficiary with respect to the fiduciary or a partner of the partnership that would not have been entitled to additional amounts if it had been the holder of the debt security.

Conversion and Exchange

   The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by Everest Group or Everest Holdings, property or cash, or a combination of any of the foregoing, will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion on exchange, either mandatory, at the option of the holder or at the option of the issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at the time as described in the applicable prospectus supplement. Any conversion or exchange will comply with applicable law and the issuer's organizational documents.

Consolidation, Amalgamation, Merger and Sale of Assets

   Each indenture provides that the issuer may not consolidate or merge with or into another entity, or convey, transfer or lease the properties and assets substantially as an entirety to any entity or permit any entity to convey, transfer or lease its properties and assets substantially as an entirety to the issuer, unless:

   . the successor, if any, is a corporation, partnership or trust organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or the

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

       Cayman Islands and expressly assumes by supplemental indenture all of the issuer's obligations under the indentures and the debt securities;

   . immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing;

   . the issuer delivers an officers' certificate and an opinion of counsel to the indenture trustee, each stating that the transaction complies with the indenture and the issuer has complied with all conditions precedent in the indenture relating to the consolidation, merger, conveyance or transfer.

   Upon the assumption by the successor of the issuer's obligations under the applicable indenture and the related debt securities, the successor will succeed to and be substituted for the issuer under the applicable indenture, and the issuer will be relieved of all of its obligations under the applicable indenture and related debt securities.

Events of Default

   Unless the issuer provides otherwise or modifies the events of default in the applicable prospectus supplement, each of the following events will constitute an event of default under each indenture with respect to any series of debt securities issued under the indenture, whatever the reason for the event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

   . the issuer fails to pay principal of or any premium or additional amount on any debt securities of that series on its due date;

   . the issuer fails to pay any interest on any debt securities of that series within 30 days from its due date; provided, however, that the date on which the payment is due will be the date on which the issuer is required to make payment following any deferral of interest payments by the issuer under the terms of the debt securities;

   .   the issuer fails to make any sinking fund payment on its due date;

   . the issuer fails to perform any of its covenants in the indenture, excluding a covenant not applicable to the affected series, for 60 days after the indenture trustee or the holders of at least 33% in principal amount of the outstanding debt securities of the series give the issuer written notice of the default and require that the issuer remedy the breach. However, the 60-day period may be extended by either the indenture trustee or the indenture trustee and the holders of at least the same principal amount of the outstanding debt securities of that series that had given notice of the default, and the indenture trustee or the indenture trustee and the holders, as the case may be, will be deemed to have agreed to an extension, if the issuer has initiated and is diligently pursuing corrective action;

   . the issuer files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

   . any other event of default specified in the applicable prospectus supplement occurs.

   If an event of default with respect to the debt securities of any series occurs and is continuing, then the indenture trustee or holders of not less than 33% in principal amount of the outstanding debt securities of that series may, by written notice to the issuer, and to the indenture trustee if given by the holders, declare the unpaid principal amount and accrued interest, or a lesser amount as may be provided for in the debt securities of the series, of all outstanding debt securities of the series to be due and payable immediately. At any time after a

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

declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and specified other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of a series may, under specified circumstances, rescind and annul an acceleration and its consequences if:

   . the issuer deposits with the indenture trustee funds sufficient to pay all overdue principal of and premium and interest on the debt securities and other amounts due the debt securities trustee and, to the extent that payment of the interest is lawful, interest on the overdue interest; and

   . all existing events of default with respect to the debt securities have been cured or waived, except non-payment of principal or interest on the debt securities that has become due solely because of the acceleration.

   The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or to direct the exercise of any trust or power conferred on the indenture trustee with respect to the debt securities of that series.

   No holder of a debt security of any series will have any right to institute a proceeding with respect to the indenture for the appointment of a receiver or for any remedy under the indenture unless:

   . that holder has previously given the indenture trustee written notice that an event of default with respect to the debt securities of that series has occurred and is continuing;

   . the holders of a majority in principal amount of the outstanding debt securities of that series have made written request to institute the proceeding;

   . the holder or holders have offered reasonable indemnity to the indenture trustee;

   . the indenture trustee has failed to institute the proceeding for 60 days after receipt of the notice and offer of indemnity; and

   . the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written request.

   Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and interest on that debt security on its maturity date, or, in the case of redemption, the date of redemption, and to institute suit for the enforcement of any payment.

Notice of Default

   Each indenture provides that, if an event occurs which is or would become an event of default with respect to any series of the debt securities, and the indenture trustee knows of the event, the indenture trustee will mail to the holders of the affected debt securities a notice of the default within 90 days, unless the default has been cured or waived by the holders of the affected debt securities. However, except in the case of a default in the payment of any amounts due on any debt security of a series, the indenture trustee may withhold notice if and so long as the issuer's board of directors and/or responsible officers of the indenture trustee determine in good faith that withholding the notice is in the interest of the holders of the affected debt securities. In addition, if the issuer defaults on any series of the debt securities by failing to comply with or perform any of its agreements, covenants or warranties applicable to those debt securities, no notice will be given until at least 30 days after the default occurs.

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

   Under each indenture, the issuer is required to furnish annually to the indenture trustee an officers' certificate to the effect that, to the best knowledge of the officers providing the certificate, it is not in default under the indenture or, if there has been a default, specifying the default and its status.

Modification

   The issuer and the indenture trustee may amend or modify any of the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification voting as a class. No amendment or modification may, however, without the consent of the holder of each outstanding debt securities affected by the amendments or modifications:

   . change the stated maturity of the principal of, or any installment of principal of or interest on, or any additional amounts with respect to, any debt security;

   . reduce the principal amount of, the rate of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

   . reduce the amount of principal of any debt security due and payable upon acceleration of the maturity of the debt security;

   . change the place of payment or currency of payment of principal of or any premium or interest on, or any additional amounts with respect to, any debt security;

   . impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or date of redemption; or

   . reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is required to amend or modify the indenture, to waive compliance with specific provisions of the indenture or to waive specific defaults.

   No supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner that might terminate or impair the subordination of the subordinated debt securities to senior indebtedness without the prior written consent of the holders of the senior indebtedness.

   In addition, the issuer and the indenture trustee may, without the consent of any of the holders of the debt securities, execute supplemental indentures to:

   .   create new series of debt securities;

   . provide for the issuer's successor pursuant to a consolidation, amalgamation, merger or sale of assets;

   . provide additional covenants or events of defaults for the benefit of the holders of the debt securities;

   .   secure the debt securities;

   . provide for a successor trustee with respect to debt securities of all or any series;

   .   cure any ambiguity, defect or inconsistency in the indenture; and

   . make other changes that do not adversely affect the interests of the holders of the debt securities in any material respects,

as well as for various other purposes.

Waiver of Covenants and Defaults

   The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, for that series, the issuer's compliance with any restrictive covenants included in any supplemental indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series with respect to which a default has occurred and is continuing may waive the default for that series, other than a default in the payment of principal of, or any premium or interest on, any debt security of that series or a default with respect to a covenant or provisions that cannot be amended or modified without the consent of the holder of each outstanding debt security affected.

Defeasance and Covenant Defeasance

   The indentures provide, unless the terms of the particular series of debt securities provides otherwise, the issuer may cause itself to be:

   . discharged from its obligations with respect to any debt securities or series of debt securities, which we refer to as defeasance; and

   . released from its obligations under any restrictive covenants included in any supplemental indenture with respect to any debt securities or series of debt securities, which we refer to as covenant defeasance.

   The indentures permit defeasance with respect to any debt securities of a series even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

   Upon a defeasance, the following rights and obligations will continue:

   . the rights of the holders of the debt securities of any series to receive from the trust established in connection with the defeasance payments of the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities when payments are due;

   . the issuer's obligations regarding the registration, transfer and exchange of the debt securities of any series;

   . the issuer's obligation to maintain an office or agency in each place of payment; and

   . the survival of the indenture trustee's rights, powers, trusts, duties and immunities under the indenture.

   In connection with any defeasance or covenant defeasance, the issuer must irrevocably deposit with the indenture trustee, in trust, money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient money to pay the principal of, premium and interest on, and any additional amounts with respect to, the debt securities on the maturity dates or upon redemption.

   In connection with a defeasance or covenant defeasance, the issuer must deliver to the indenture trustee:

   . an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of a defeasance, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the indenture;

   . an officers' certificate confirming that any debt securities then listed on any securities exchange will not be delisted; and

   . an officers' certificate and an opinion of counsel, each stating that the issuer has complied with all conditions precedent.

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

   In addition, the following conditions must be true:

   . no event will have occurred and be continuing which is or would become an event of default;

   . the defeasance or covenant defeasance will not cause the indenture trustee to have a conflicting interest under the Trust Indenture Act;

   . the defeasance or covenant defeasance will not cause the trust to become an investment company under the Investment Company Act unless it is properly registered under that Act or exempt from registration; and

   . proper notice of the redemption date, if applicable, will have been given.

Subordination of the Subordinated Debt Securities

   Subordinated debt securities issued by an issuer will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness of the issuer, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

   . any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer or to its creditors, as such, or to its assets; or

   . any voluntary or involuntary liquidation, dissolution or other winding up of the issuer, whether or not involving insolvency or bankruptcy; or

   . any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer,

then the holders of senior indebtedness of the issuer will be entitled to receive payment in full of all amounts due or to become due on or in respect of all its senior indebtedness, or provision will be made for the payment in cash, before the holders of the subordinated debt securities of the issuer are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of senior indebtedness of the issuer will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the issuer being subordinated to the payment of its subordinated debt securities, which may be payable or deliverable in respect of its subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

   By reason of subordination, in the event of liquidation or insolvency of the issuer, holders of senior indebtedness of the issuer and holders of other obligations of the issuer that are not subordinated to its senior indebtedness may recover more ratably than the holders of subordinated debt securities of the issuer. As of June 30, 2002, Everest Group had no secured indebtedness outstanding and guaranteed approximately $105.0 million of unsecured senior indebtedness of Everest Holdings, which would rank senior in priority to any subordinated debt securities issued by Everest Group, and no subordinated indebtedness outstanding that would rank equal in priority with any subordinated debt securities issued by Everest Group. As of June 30, 2002, Everest Holdings had no secured indebtedness outstanding and approximately $553.9 million of unsecured senior indebtedness outstanding, which would rank senior in priority to any other subordinated securities issued by Everest Holdings, and no subordinated indebtedness outstanding that would rank equal in priority with any subordinated debt securities issued by Everest Holdings.

   Subject to the payment in full of all senior indebtedness of the issuer, the rights of the holders of subordinated debt securities of the issuer will be subrogated to the rights of the holders of its senior indebtedness

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

to receive payments or distributions of cash, property or securities of the issuer applicable to its senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, its subordinated debt securities have been paid in full.

   No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to the subordinated debt securities of the issuer, or payments to acquire these securities, other than pursuant to their conversion, may be made:

   . if any senior indebtedness of the issuer is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

   . if the maturity of any senior indebtedness of the issuer has been accelerated because of a default.

   The subordinated indentures do not limit or prohibit the issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to its subordinated debt securities, but subordinate to the issuer's other obligations.

   The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by the issuer, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

   The indentures and the debt securities will be governed by the laws of the State of New York.

Information Concerning the Trustee

   JPMorgan Chase Bank, which is the indenture trustee under all of the indentures, also serves as property trustee and guarantee trustee with respect to the preferred securities issued by Everest Capital Trust. Everest Group and/or Everest Holdings and some of their affiliates maintain banking relationships with JPMorgan Chase Bank and its affiliates in the ordinary course of business.

                          DESCRIPTION OF THE WARRANTS

General

   Everest Group may issue warrants to purchase its common shares, preferred shares, debt securities or any combination of these securities, and Everest Holdings may issue warrants to purchase its debt securities. These warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Everest Group or Everest Holdings and a warrant agent. The warrant agent will act solely as agent for the issuer in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

   The applicable prospectus supplement relating to the warrants will describe the specific terms of the warrants, including:

   .   the title of the warrants;

   .   the total number of warrants;

   .   the price or prices at which the warrants will be issued;

   .   the currency or currencies investors may use to pay for the warrants;

   . the designation and terms of the underlying securities purchasable upon exercise of the warrants;

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

   . the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

   . the date on which the right to exercise the warrants will commence and the date on which the right will expire;

   .   whether the warrants will be issued in registered form or bearer form;

   .   information with respect to book-entry procedures, if any;

   . if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

   . if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

   .   the call provisions, if any;

   .   the antidilution provisions of any share warrants;

   . if applicable, a discussion of material United States federal income tax considerations;

   .   the identity of the warrant agent;

   .   the procedures and conditions relating to the exercise of the warrants;
       and

   . any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

   Warrant certificates will be exchangeable for new warrant certificates of different denominations, and warrants will be exercisable at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for common shares or preferred shares will not have any rights of holders of the common shares or preferred shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common shares or preferred shares purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon such exercise.

Exercise of Warrants

   A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

   Warrants will be exercisable as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, the issuing company will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

   The holders of the warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against the issuer to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

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

       DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

   Everest Group may issue share purchase contracts, representing contracts obligating holders to purchase from Everest Group, and obligating Everest Group to sell to the holders, a specified number of common shares or preferred shares at a future date or dates. The price per common share or preferred share, as the case may be, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula contained in the share purchase contracts. The share purchase contracts may be issued separately or as a part of units consisting of a share purchase contract and Everest Group's debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common shares or preferred shares, as the case may be, under the share purchase contracts.

   Share purchase contracts may require Everest Group to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specific manner.

   The applicable prospectus supplement will describe the terms of any share purchase contracts or units. The description in the applicable prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

   .   the share purchase contracts;

   . the collateral arrangements and depositary arrangements, if applicable, relating to the share purchase contracts or share purchase units; and

if applicable, the prepaid share purchase contracts and the document pursuant to which the prepaid share purchase contracts will be issued.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

   The preferred securities will be issued pursuant to a trust agreement, dated as of September 17, 1999, as subsequently amended and restated, between Everest Holdings and JPMorgan Chase Bank, as the property trustee, Chase Manhattan Bank USA, National Association, as the Delaware trustee, the three regular trustees and the holders from time to time of the trust's preferred and common securities. The original trust agreements and the amended and restated trust agreement have been filed as exhibits to the registration statement of which this prospectus is a part. The amended and restated trust agreement will be qualified under the Trust Indenture Act of 1939. The terms of the preferred securities will include those stated in the amended and restated trust agreement and those made part of the amended and restated trust agreement by reference to the Trust Indenture Act.

General

   The trust agreement authorizes the regular trustees to issue on behalf of Everest Capital Trust one series of preferred securities that have the terms described in a prospectus supplement. The proceeds from the sale of Everest Capital Trust's preferred and common securities will be used by the trust to purchase a series of Everest Holdings' junior subordinated debt securities. The junior subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities.

   The terms of the preferred securities will mirror the terms of the junior subordinated debt securities held by Everest Capital Trust. The assets of Everest Capital Trust available for distribution to the holders of its preferred securities generally will be limited to payments from Everest Holdings under the series of junior subordinated debt securities held by Everest Capital Trust. If Everest Holdings fails to make a payment on the junior subordinated debt securities, Everest Capital Trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

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

   Under the preferred securities guarantee, Everest Holdings will agree to make payments of distributions and payments on redemption or liquidation with respect to Everest Capital Trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. Everest Group may also guarantee Everest Holdings' obligations under the preferred securities guarantees See "Description of the Trust Preferred Securities Guarantee." The preferred securities guarantee, when taken together with Everest Holdings' obligations under the junior subordinated debt securities, the junior subordinated indenture, the trust agreement and the expense agreement described below, will provide a full and unconditional guarantee by Everest Holdings of amounts due on the preferred securities issued by Everest Capital Trust.

   The prospectus supplement relating to the preferred securities of Everest Capital Trust will describe the specific terms of the preferred securities, including:

   .   the name of the preferred securities;

   .   the dollar amount and number of securities issued;

   . the annual distribution rate, or method of determining the rate, of distributions on the preferred securities, and date or dates from which any distributions will accrue;

   . the payment date and the record date used to determine the holders who are to receive distributions;

   . the right, if any, to defer distributions on the preferred securities upon extension of the interest payment periods of the related junior subordinated debt securities;

   . Everest Capital Trust's obligation, if any, to redeem or purchase the preferred securities and the terms and conditions on which the preferred securities may be redeemed or purchased to any obligation;

   . the terms and conditions, if any, on which the preferred securities may be redeemed at Everest Capital Trust's option or at the option of the holders;

   . the terms and conditions, if any, upon which the related junior subordinated debt securities may be distributed to holders of the preferred securities;

   .   the voting rights, if any, of the holders of the preferred securities;

   . whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements; and

   . any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

   The prospectus supplement will describe the relevant United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities.

Liquidation Distribution Upon Dissolution

   Unless otherwise specified in an applicable prospectus supplement, the trust agreement states that Everest Capital Trust will be dissolved:

   .   on the expiration of the term of Everest Capital Trust;

   .   upon the bankruptcy, dissolution or liquidation of Everest Holdings;

   . upon the direction of Everest Holdings to the property trustee to dissolve Everest Capital Trust, after satisfaction of liabilities of Everest Capital Trust as required by applicable law, and distribution of the related junior subordinated debt securities directly to the holders of the preferred and common securities of the trust;

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

   . upon the redemption of all of the common and preferred securities of Everest Capital Trust in connection with the redemption of all of the related junior subordinated debt securities; or

   .   upon entry of a court order for the dissolution of Everest Capital Trust.

   Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after Everest Capital Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities will be entitled to receive:

   . the related junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

   . if any distribution of the related junior subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

   If Everest Capital Trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by Everest Capital Trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the junior subordinated indenture has occurred and is continuing with respect to any series of related junior subordinated debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

   The following will be events of default under the trust agreement:

   . an event of default under the junior subordinated indenture occurs with respect to any series of related junior subordinated debt securities; or

   . any other event of default specified in the applicable prospectus supplement occurs.

   For so long as any preferred securities remain outstanding, if an event of default with respect to a series of related junior subordinated debt securities occurs and is continuing under the junior subordinated indenture, and the junior subordinated indenture trustee or the holders of not less than 33% in principal amount of the related junior subordinated debt securities outstanding fail to declare the principal amount of all of such junior subordinated debt securities to be immediately due and payable, the holders of at least 33% in aggregate liquidation amount of the outstanding preferred securities will have the right to declare such principal amount immediately due and payable by providing notice to Everest Holdings, the property trustee and the junior subordinated indenture trustee.

   At any time after a declaration of acceleration has been made with respect to a series of related junior subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the preferred securities may rescind any declaration of acceleration with respect to the related junior subordinated debt securities and its consequences:

   . if the issuer of the related junior subordinated debt securities deposits with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related junior subordinated debt securities and other amounts due to the junior subordinated indenture trustee and the property trustee and any accrued additional interest on the related junior subordinated debt securities; and

   . if all existing events of default with respect to the related junior subordinated debt securities have been cured or waived except non-payment of principal on the related junior subordinated debt securities that has become due solely because of the acceleration.

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   The holders of a majority in liquidation amount of the preferred securities may waive any past default under the junior subordinated note indenture with respect to related junior subordinated debt securities, other than a default in the payment of the principal of, or any premium or interest on, any related junior subordinated debt securities or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding related junior subordinated debt security affected. In addition, except as otherwise provided in the trust agreement, the holders of at least a majority in liquidation amount of the preferred securities may waive a past default under the trust agreement.

   The holders of a majority in liquidation amount of the preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the trust agreement.

   For so long as any preferred securities remain outstanding and to the fullest extent permitted by law and subject to the terms of the trust agreement and indenture, a holder of preferred securities may institute a legal proceeding directly against the issuer of the related junior subordinated debt securities, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to the holder of principal and any premium or interest on the junior subordinated debt securities of the related series having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder if Everest Holdings fails to pay principal and any premium or interest on the related series of junior subordinated debt securities when payable.

   Everest Holdings and the regular trustees are required to furnish annually to the property trustee for the trust certificates to the effect that, to the best knowledge of the individuals providing the certificates, it and Everest Capital Trust are not in default under the trust agreement, or if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of Everest Capital Trust

   Everest Capital Trust may not consolidate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as described in "Liquidation Distribution Upon Dissolution." At the request of the holders of the common securities, Everest Capital Trust may, without the consent of the holders of the outstanding preferred securities, consolidate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any State if:

   .   the successor entity either:

      . expressly assumes all of the obligations of Everest Capital Trust relating to its preferred securities; or

      . substitutes for Everest Capital Trust's preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

   . Everest Holdings appoints a trustee of the successor entity to hold the junior subordinated debt securities who has substantially the same powers and duties as the property trustee of Everest Capital Trust;

   . the substitute preferred securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

   . the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

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   .   the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any substituted successor securities in any material respect;

   . the successor entity has a purpose substantially identical to that of Everest Capital Trust; and

   . prior to the merger event, Everest Holdings has received an opinion of counsel from a nationally recognized law firm stating that:

      . the merger event does not adversely affect the rights, preferences and privileges of the holders of Everest Capital Trust's preferred securities or any successor securities in any material respect;

      . following the merger event, neither Everest Capital Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

      . Everest Holdings or its permitted transferee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the preferred securities guarantee.

   In addition, unless all of the holders of the preferred securities approve otherwise, Everest Capital Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause Everest Capital Trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes or cause the junior subordinated debt securities to be treated as other than indebtedness of Everest Holdings for United States income tax purposes.

Voting Rights

   Unless otherwise specified in the prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under "--Amendment of Trust Agreement" and "Description of the Preferred Securities Guarantee--Amendments and Assignment," and as otherwise required by law.

   If any proposed amendment to the trust agreement provides for, or the regular trustees of the trust otherwise propose to effect:

   . any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respects, whether by way of amendment to the trust agreement or otherwise; or

   . the dissolution, winding-up or termination of Everest Capital Trust other than pursuant to the terms of the trust agreement,

then the holders of the preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities.

   So long as any junior subordinated debt securities are held by the property trustee on behalf of Everest Capital Trust, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities, the trustees of Everest Capital Trust may not:

   . direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee for any related junior subordinated debt securities or direct the exercise of any trust or power conferred on the property trustee with respect to the junior subordinated debt securities;

   . waive any default that is waivable under the junior subordinated indenture with respect to any related junior subordinated debt securities;

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   .   cancel an acceleration of the principal of any related junior subordinated debt securities; or

   . consent to any amendment, modification or termination of the junior subordinated indenture or any related junior subordinated debt securities where consent is required.

However, if a consent under the junior subordinated indenture requires the consent of each affected holder of the related junior subordinated debt securities, then the property trustee must obtain the prior consent of each holder of the preferred securities. In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel experienced in such matters to the effect that, as a result of such actions, Everest Capital Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

   The property trustee will notify all preferred securities holders of Everest Capital Trust of any notice of default received from the junior subordinated indenture trustee with respect to the junior subordinated debt securities held by the trust.

   Any required approval of the holders of the preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder's registered address, or to any other address which has been specified in writing, at least 15 days and not more than 90 days before the meeting.

   No vote or consent of the holders of securities will be required for Everest Capital Trust to redeem and cancel the securities in accordance with the trust agreement.

   Notwithstanding that the holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by Everest Holdings, the trustees of the trust or any affiliate of Everest Holdings or any trustees of Everest Capital Trust shall, for purposes of any vote or consent, be treated as if they were not outstanding. Preferred securities held by Everest Holdings or any of its affiliates may be exchanged for related junior subordinated debt securities at the election of the holder.

Amendment of the Trust Agreement

   The trust agreement may be amended from time to time by Everest Holdings and the property trustee and the regular trustees of Everest Capital Trust without the consent of the holders of the preferred securities of the trust to:

   . cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the trust agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect; or

   . modify, eliminate or add to any provisions to the extent necessary to ensure that Everest Capital Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes at all times that any trust securities are outstanding, to ensure that the junior subordinated debt securities held by Everest Capital Trust are treated as indebtedness for United States federal income tax purposes or to ensure that Everest Capital Trust will not be required to register as an investment company under the Investment Company Act, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect.

   Other amendments to the trust agreement of Everest Capital Trust may be made by Everest Holdings and the trustees of Everest Capital Trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause Everest Capital Trust to be taxable as a corporation or classified as other than a

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

grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated debt securities held by Everest Capital Trust as indebtedness for United States federal income tax purposes or affect the trust's exemption from status as an "investment company" under the Investment Company Act.

   Notwithstanding the foregoing, without the consent of the affected holder of the common or preferred securities of Everest Capital Trust, the trust agreement may not be amended to:

   . change the amount or timing of any distribution on the common or preferred securities of Everest Capital Trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or

   . restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

   In addition, no amendment may be made to a trust agreement if the amendment would:

   . cause Everest Capital Trust to be taxable as a corporation or characterized as other than a grantor trust for United State's federal income tax purposes;

   . cause the junior subordinated debt securities held by Everest Capital Trust to not be treated as indebtedness for United States federal income tax purposes;

   . cause Everest Capital Trust to be deemed to be an investment company required to be registered under the Investment Company Act; or

   . impose any additional obligation on Everest Holdings or any trustee of Everest Capital Trust without its consent.

Removal and Replacement of Trustees

   The holder of Everest Capital Trust's common securities may remove or replace any of the regular trustees and, unless an event of default has occurred and is continuing under the junior subordinated indenture, the property and Delaware trustees of Everest Capital Trust. If an event of default has occurred and is continuing under the junior subordinated indenture, only the holders of Everest Capital Trust's preferred securities may remove or replace the property and Delaware trustees. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

   Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the trust agreement; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Property Trustee

   For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of an event of default under the trust agreement, undertakes to perform only the duties as are specifically set forth in the trust agreement and, after an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the trust agreement at the request of any holder of the preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

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   JPMorgan Chase Bank, which is the property trustee for Everest Capital
Trust, also serves as the guarantee trustee under the preferred securities guarantee described below. We, Everest Holdings and certain of our and its affiliates maintain banking relationships with JPMorgan Chase Bank.

Miscellaneous

   The regular trustees of Everest Capital Trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

   . it will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

   . the junior subordinated debt securities held by it will be treated as indebtedness of us or Everest Holdings, as the case may be, for United States federal income tax purposes; and

   . it will not be deemed to be an investment company required to be registered under the Investment Company Act.

   The issuer of the related junior debt securities and the trustees of Everest Capital Trust are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or trust agreement, that the issuer of the related junior debt securities and the trustees of Everest Capital Trust determine to be necessary or desirable for the above purposes.

   Registered holders of the preferred securities have no preemptive or similar rights.

   Everest Capital Trust may not incur indebtedness or place a lien on any of its assets.

Governing Law

   The trust agreement and the preferred securities will be governed by the laws of the State of Delaware.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

   The preferred securities guarantee will be issued pursuant to a guarantee agreement between Everest Holdings, as guarantor, and JPMorgan Chase Bank, as the guarantee trustee. Everest Group may also guarantee Everest Holdings' obligations under the preferred securities guarantee. The guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The guarantee agreement will be qualified under the Trust Indenture Act of 1939. The terms of the preferred securities guarantee will include those stated in the guarantee agreement and those made part of the guarantee agreement by reference to the Trust Indenture Act.

   The guarantee agreement will be held by the guarantee trustee for the benefit of the holders of preferred securities of Everest Capital Trust.

General

   The guarantor will irrevocably agree to pay in full, to the holders of the preferred securities, the guarantee payments described below, except to the extent previously paid. The guarantor will pay the guarantee payments when and as due, regardless of any defense, right of set-off or counterclaim that Everest Capital Trust may have or assert. The following payments, to the extent not paid by Everest Capital Trust, will be covered by the preferred securities guarantee:

   . any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that Everest Capital Trust has funds available to make the payment;

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

   . the redemption price, to the extent that Everest Capital Trust has funds available to make the payment; and

   . upon a voluntary or involuntary dissolution, termination, winding-up or liquidation of Everest Capital Trust, other than in connection with a distribution of related junior subordinated debt securities to holders of the preferred securities, the lesser of:

      . the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security plus all accumulated and unpaid distributions on the preferred security to the date of payment, to the extent Everest Capital Trust has funds available to make the payment; and

      . the amount of assets of Everest Capital Trust remaining available for distribution to holders of its preferred securities upon liquidation of the trust.

   The guarantor's obligation to make a guarantee payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing Everest Capital Trust to pay the amounts to the holders.

   The preferred securities guarantee will be subject to the subordination provisions described below and will not apply to the payment of distributions and other payments on the preferred securities when Everest Capital Trust does not have sufficient funds legally and immediately available to make the distributions or other payments.

Status of the Preferred Securities Guarantee

   The preferred securities guarantee will constitute an unsecured obligation of Everest Holdings, as guarantor, and may constitute an unsecured obligation of Everest Group, as additional guarantor, and will rank:

   . subordinate and junior in right of payment to all of the guarantor's other liabilities except those that rank equally or are subordinate by their terms; and

   . equal with any other preferred securities guarantee now or hereafter issued by the guarantor of the related junior subordinated debt securities on behalf of the holders of the preferred securities issued by any other trust.

   If Everest Group guarantees the trust preferred securities, Everest Group will make all payments of principal of and premium, if any, interest and any additional amounts on, or in respect of, the trust preferred securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which any of its successors under the applicable guarantee may be organized. See also "Description of the Debt Securities--Payment of Additional Amounts" above.

   The preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue the guarantor to enforce its rights under the preferred securities guarantee without first suing any other person or entity.

Amendments and Assignment

   No consent of the holders of the preferred securities will be required with respect to any changes to the preferred securities guarantee that do not adversely affect the rights of the holders of the preferred securities in any material respect. Other amendments to the preferred securities guarantee may be made only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities. All guarantees and agreements contained in the preferred securities guarantee will be binding on the guarantor's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the preferred securities.

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Events of Default

   An event of default under the preferred securities guarantee occurs if the guarantor fails to make any of its required payments or fails to perform any of its other obligations, and this failure continues for 30 days, under the preferred securities guarantee.

   The holders of at least a majority in aggregate liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee.

   The holders of a majority in liquidation amount of preferred securities may waive any past event of default and its consequences.

Information Concerning Guarantee Trustee

   The guarantee trustee under the preferred securities guarantee, other than during the occurrence and continuance of an event of default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee. After any event of default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a guarantee trustee is under no obligation to exercise any of its powers as described in the preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

   JPMorgan Chase Bank, which is the guarantee trustee, also serves as the indenture trustee and the property trustee for Everest Capital Trust. We, Everest Holdings and certain of our affiliates maintain banking relationships with JPMorgan Chase Bank.

Termination of the Preferred Securities Guarantees

   The preferred securities guarantee will terminate once the preferred securities are paid in full or redeemed in full or upon distribution of the related junior subordinated debt securities to the holders of the preferred securities in accordance with the trust agreement. The preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Governing Law

   The preferred securities guarantee will be governed by the laws of the State of New York.

Description of the Expense Agreement

   Everest Holdings, as guarantor of Everest Capital Trust's preferred securities, and Everest Group, if it is also a guarantor of the preferred securities, will execute an expense agreement at the same time that Everest Capital Trust issues the preferred securities. Under the expense agreement, the guarantor will irrevocably and unconditionally guarantee to each creditor of Everest Capital Trust the full amount of the trust's costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities. Third parties will be entitled to enforce the expense agreement. The expense agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

   The guarantor's obligations under the expense agreement will be subordinated in right of payment to the same extent as the preferred securities guarantee. The expense agreement will contain provisions regarding amendment, termination, assignment, succession and governing law similar to those contained in the preferred securities guarantee.

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              RELATIONSHIP OF THE TRUST PREFERRED SECURITIES, THE
                  PREFERRED SECURITIES GUARANTEE AND THE DEBT
                   SECURITIES HELD BY EVEREST CAPITAL TRUST

   Payments of distributions and redemption and liquidation payments due on the preferred securities, to the extent Everest Capital Trust has funds available for the payments, will be guaranteed by the guarantor to the extent described under "Description of the Preferred Securities Guarantee". No single document executed by the guarantor in connection with the issuance of the preferred securities will provide for a full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of the guarantor's obligations under the preferred securities guarantee, the trust agreement, the junior subordinated indenture, the related junior subordinated debt securities and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of Everest Capital Trust's obligations under the preferred securities.

   As long as the issuer of the junior subordinated debt securities makes payments of interest and other payments when due on the junior subordinated debt securities held by Everest Capital Trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities, primarily because:

   . the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate liquidation amounts of the preferred and common securities;

   . the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

   . the guarantor has agreed to pay for any and all costs, expenses and liabilities of Everest Capital Trust, except the trust's obligations under its preferred securities; and

   . the trust agreement provides that Everest Capital Trust will not engage in any activity that is inconsistent with its limited purposes.

   If and to the extent that Everest Holdings does not make payments on the junior subordinated debt securities held by Everest Capital Trust, the trust will not have funds available to make payments of distributions or other amounts due on the preferred securities. In those circumstances, a holder of the preferred securities will not be able to rely upon the preferred securities guarantee for payment of these amounts. Instead, the holder may directly sue the guarantor to collect its pro rata share of payments owed. If a holder sues the guarantor to collect payment, then the guarantor will assume the holder's rights as a holder of preferred securities under the trust agreement to the extent the guarantor makes a payment to the holder in any legal action.

                             PLAN OF DISTRIBUTION

   We may sell our securities in any one or more of the following ways from time to time:

   .   to or through underwriters;

   .   to or through dealers;

   .   through agents; or

   .   directly to purchasers, including our affiliates.

   The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

   .   the name or names of any underwriters, dealers or agents;

   . the purchase price of the securities and the proceeds to us from such sale;

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

   . any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

   .   any delayed delivery arrangements.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

   Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

   We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to those securities.

   If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

   Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

   Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

   Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the

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

registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

   If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

   Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

   In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from us, Everest Holdings or Everest Capital Trust, as the case may be, in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

   Our common shares are listed on the New York Stock Exchange under the trading symbol "RE."

   Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                    EXPERTS

   The financial statements and the related financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 for each of Everest Group and Everest Holdings have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of the firm as experts in accounting and auditing.

                                 LEGAL MATTERS

   Conyers Dill & Pearman, Hamilton, Bermuda will pass on the validity of securities issued by Everest Group. Mayer, Brown, Rowe & Maw, Chicago, Illinois will pass upon the validity of the securities issued by Everest Holdings. Richards, Layton & Finger, P.A., Wilmington, Delaware will pass upon the validity of the

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

preferred securities issued by Everest Capital Trust. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

                       ENFORCEMENT OF CIVIL LIABILITIES

   Everest Group is organized under the laws of Bermuda. In addition, some of our directors and officers, as well as some of the experts named in this prospectus, reside outside of the United States. A substantial portion of our and their assets are located outside of the United States. It may be difficult for you to effect service of process within the United States on Everest Group and its directors, officers and experts who reside outside the United States or to enforce in the United States judgments of U.S. courts obtained in actions against Everest Group or its directors and officers, as well as the experts named in this prospectus, who reside outside the United States.

   We have been advised by our Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. We also have been advised by Conyers Dill & Pearman that a Bermuda court would be likely to enforce a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that:

   . the U.S. court had proper jurisdiction over the parties subject to such judgment,

   . the U.S. court did not contravene the rules of natural justice of Bermuda,

   .   the judgment of the U.S. court was not obtained by fraud,

   . the enforcement of the judgment would not be contrary to the public policy of Bermuda,

   . no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and

   . there is due compliance with the correct procedures under the laws of Bermuda.

   We also have been advised by Conyers Dill & Pearman that a Bermuda court may impose civil liability on Everest Group or its directors or officers in a suit brought in the Supreme Court of Bermuda against Everest Group or its directors or officers based on a violation of U.S. federal securities laws, provided that the facts surrounding the violation would constitute or give rise to a cause of action under Bermuda law. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

   This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Everest Group, Everest Holdings and Everest Capital Trust. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

   Everest Group and Everest Holdings file reports, proxy statements and other information with the SEC under the Exchange Act. You can read and copy any of this information in the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.


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

   The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Everest Group and Everest Holdings, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by Everest Group under the Exchange Act is 1-15731 and the SEC file number for documents filed by Everest Holdings under the Exchange Act is 1-13816.

   Everest Group's common shares are listed on the New York Stock Exchange and its trading symbol is "RE." You can inspect reports, proxy statements and other information concerning Everest Group at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of Everest Group's public filings at the NYSE, you should call (212) 656-5060.

Incorporation by Reference

   The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

(a) Everest Group's Annual Report on Form 10-K for the year ended December 31, 2001;

(b) Everest Holdings' Annual Report on Form 10-K for the year ended December 31, 2001;

(c) Everest Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

(d) Everest Holdings' Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

(e) Everest Group's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

(f) Everest Holding's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

(g) Everest Group's Current Report on Form 8-K dated February 19, 2002;

(h)  Everest Group's Current Report on Form 8-K dated March 7, 2002;

(i) Everest Group's Current Report on Form 8-K dated August 13, 2002;

(j) Everest Holding's Current Report on Form 8-K dated August 13, 2002; and

(k) the description of the common shares included in the Registration Statement on Form 8-A, dated March 8, 2000, filed under Section 12 of the Exchange Act.

   All documents filed by Everest Group and by Everest Holdings pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

   Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

                         Everest Global Services, Inc.
                             477 Martinsville Road
                                 P.O. Box 830
                     Liberty Corner, New Jersey 07938-0830
                         Attention: Joseph A. Gervasi
                                (908) 604-3000

                                 -------------

   For North Carolina residents: The offered securities have not been approved or disapproved by the Commissioner of Insurance for the State of North Carolina, nor has the Commissioner of Insurance ruled upon the accuracy or adequacy of this document. Buyers in North Carolina understand that neither we nor our subsidiaries are licensed in North Carolina pursuant to chapter 58 of the North Carolina General Statutes, nor could we or our subsidiaries meet the basic admissions requirements imposed by such chapter at the present time.

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

   Except as expressly provided in an underwriting agreement, no securities may be offered or sold in Bermuda, although offers may be made from outside Bermuda, and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

   A copy of this prospectus has been delivered to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act 1981 of Bermuda. However, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for the correctness of any of the statements made or opinions expressed in this prospectus.

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

================================================================================

                        8,000,000 Preferred Securities

                           Everest Re Capital Trust

                       7.85% Trust Preferred Securities

                           ($25 Liquidation Amount)

   Guaranteed to the extent described in this prospectus supplement and the accompanying prospectus by

                      Everest Reinsurance Holdings, Inc.

                                   --------

                             PROSPECTUS SUPPLEMENT
                               November 8, 2002

                                   --------

                             Salomon Smith Barney
                                Morgan Stanley
                              Merrill Lynch & Co.
                                  UBS Warburg
                              Wachovia Securities
                           Bear Stearns & Co., Inc.
                           Deutsche Banc Alex. Brown
                             Goldman, Sachs & Co.
                                Lehman Brothers

================================================================================